                                                                     EXHIBIT 4.2

                                MYLAN PUERTO RICO
                      PROFIT SHARING EMPLOYEE SAVINGS PLAN

                                TABLE OF CONTENTS

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                                                                                  Page
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ARTICLE I - DEFINITIONS.........................................................    2

ARTICLE II - ADMINISTRATION.....................................................   12
          2.1  POWERS AND RESPONSIBILITIES OF THE SPONSOR.......................   12
          2.2  DESIGNATION OF ADMINISTRATIVE AUTHORITY..........................   13
          2.3  POWERS AND DUTIES OF THE ADMINISTRATOR...........................   13
          2.4  RECORDS AND REPORTS..............................................   15
          2.5  APPOINTMENT OF ADVISERS..........................................   15
          2.6  PAYMENT OF EXPENSES..............................................   16
          2.7  CLAIMS PROCEDURE.................................................   16
          2.8  CLAIMS REVIEW PROCEDURE..........................................   17

ARTICLE III - ELIGIBILITY.......................................................   17
          3.1  CONDITIONS OF ELIGIBILITY........................................   17
          3.2  EFFECTIVE DATE OF PARTICIPATION..................................   18
          3.3  DETERMINATION OF ELIGIBILITY.....................................   18
          3.4  TERMINATION OF ELIGIBILITY.......................................   18
          3.5  OMISSION OF ELIGIBLE EMPLOYEE....................................   18
          3.6  INCLUSION OF INELIGIBLE EMPLOYEE.................................   19

ARTICLE IV - CONTRIBUTION AND ALLOCATION........................................   19
          4.1  FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION....................   19
          4.2  PARTICIPANT'S SALARY REDUCTION ELECTION..........................   20
          4-3  TIME OF PAYMENT OF EMPLOYER CONTRIBUTION.........................   25
          4.4  ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS.............   25
          4.5  ACTUAL DEFERRAL PERCENTAGE TESTS.................................   27
          4.6  ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS...................   29
          4.7  TRANSFERS FROM QUALIFIED PLANS...................................   31
          4.8  VOLUNTARY CONTRIBUTIONS..........................................   33
          4.9  DIRECTED INVESTMENT ACCOUNT......................................   34

ARTICLE V - VALUATIONS..........................................................   36
          5.1  VALUATION OF THE TRUST FUND......................................   36
          5.2  METHOD OF VALUATION..............................................   36

ARTICLE VI - DETERMINATION AND DISTRIBUTION OF BENEFITS.........................   37
          6.1  DETERMINATION OF BENEFITS UPON RETIREMENT........................   37
          6.2  DETERMINATION OF BENEFITS UPON DEATH.............................   37
          6.3  DETERMINATION OF BENEFITS IN EVENT OF DISABILITY.................   39
          6.4  DETERMINATION OF BENEFITS UPON TERMINATION.......................   39
          6.5  DISTRIBUTION OF BENEFITS.........................................   43

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                                      -ii-

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          6.6  DISTRIBUTION OF BENEFITS UPON DEATH..............................   46
          6.7  TIME OF SEGREGATION OR DISTRIBUTION..............................   46
          6.8  DISTRIBUTION FOR MINOR BENEFICIARY...............................   47
          6.9  LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN...................   47
          6.10 PRE-RETIREMENT DISTRIBUTION......................................   47
          6.11 ADVANCE DISTRIBUTION FOR HARDSHIP................................   48
          6.12 QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION..................   50
          6.13 DIRECT ROLLOVER..................................................   51

ARTICLE VII - AMENDMENT, TERMINATION, MERGERS AND LOANS.........................   51
          7.1  AMENDMENT........................................................   51
          7.2  TERMINATION......................................................   52
          7.3  MERGER OR CONSOLIDATION..........................................   53
          7.4  LOANS TO PARTICIPANTS............................................   53

ARTICLE VIII - MISCELLANEOUS....................................................   54
          8.1  PARTICIPANT'S RIGHTS.............................................   54
          3.1  ALIENATION.......................................................   54
          3.2  CONSTRUCTION OF PLAN.............................................   56
          8.1  GENDER AND NUMBER................................................   56
          8.2  LEGAL ACTION.....................................................   56
          8.3  PROHIBITION AGAINST DIVERSION OF FUNDS...........................   56
          8.7  BONDING..........................................................   57
          8.8  SPONSOR'S, EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE............   57
          9.9  INSURER'S PROTECTIVE CLAUSE......................................   57
          8.10 RECEIPT AND RELEASE FOR PAYMENTS.................................   58
          8.11 ACTION BY THE SPONSOR OR THE EMPLOYER............................   58
          8.12 NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY...............   58
          8.13 HEADINGS.........................................................   59
          8.11 APPROVAL BY TAXING AUTHORITY.....................................   59
          3.15 UNIFORMITY.......................................................   60

ARTICLE IX - PARTICIPATING EMPLOYERS............................................   60
          9.1  ADOPTION BY OTHER EMPLOYERS......................................   60
          9.2  REQUIREMENTS OF PARTICIPATING EMPLOYERS..........................   60
          9.3  DESIGNATION OF AGENT.............................................   61
          9.4  EMPLOYEE TRANSFERS...............................................   61
          9.5  PARTICIPATING EMPLOYER CONTRIBUTION..............................   61
          9.6  AMENDMENT........................................................   62
          9.7  DISCONTINUANCE OF PARTICIPATION..................................   62
          9.8  ADMINISTRATOR'S AUTHORITY........................................   62

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                                      -iii-

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ARTICLE X - PARTICIPANT LOAN PROGRAM............................................    i

SCHEDULE 10.1 - PARTICIPATING EMPLOYERS.........................................   iv

                               MYLAN, PUERTO RICO
                      PROFIT SHARING EMPLOYEE SAVINGS PLAN

                  THIS PLAN, hereby adopted this April 1st day of 2001, by Mylan Laboratories Inc. (the "Sponsor").

                              W I T N E S S E T H:

         WHEREAS, the Sponsor established and maintains the Mylan Laboratories Inc., Mylan Profit Sharing 401(k) Plan (the "Parent's Plan"); and

         WHEREAS, the Mylan, Inc. (the "Employer") previously was a participating employer under the Parent's Plan; and

         WHEREAS, the Sponsor amended and restated the Parent's Plan as of April 1, 2000, at which time the plan was amended, among other things, to add United States Internal Revenue Code of 1986 ("Code") Sections 401(k) and (m) features, to provide for participant direction of accounts and to redesignate it as the Mylan Profit Sharing 401(k) Plan; and

         WHEREAS, the Employer chose to end participation under the Parent's Plan effective as of April 1, 2000 upon that plan's amendment and restatement; and

         WHEREAS, effective April 1, 2000, the Sponsor adopted this Plan, a plan substantially in the form of the Parent's Plan as that plan existed prior to its amendment and restatement made effective as of April 1, 2000; and

         WHEREAS, the assets and liabilities of the Parent's Plan related to the Participant's of the Employer and Mylan Caribe Inc. were transferred to this Plan, effective as of April 1, 2000; and

         WHEREAS, the Sponsor now desires to amend and restate this Plan, among other things, to add a cash or deferred arrangement under Section 1165(e) of the Puerto Rico Internal Revenue Code of 1994, as amended (the "PR-Code"), to provide for participant direction of accounts, and to limit all distributions solely to the lump sum form; and

         WHEREAS, under the terms of the Plan, the Sponsor has the ability to amend the Plan, provided the Trustee joins in such amendment if the provisions of the Plan affecting the Trustee are amended;

         NOW, THEREFORE, generally effective April 1, 2001, except as otherwise provided, the Sponsor in accordance with the provisions of the Plan pertaining to amendments thereof hereby amends the Plan in its entirety and restates the Plan to provide as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.1 "ACT" means the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

         1.2 "Administrator" means the Sponsor unless another person or entity has been designated by the Sponsor pursuant to Section 2.2 to administer the Plan on behalf of the Sponsor.

         1.3 "AFFILIATED EMPLOYER" means any corporation which is a member of a controlled group of corporations (as defined in Act Section 210(c)) which includes the Employer; any trade or business (whether or not incorporated) which is under common control (as defined in Act Section 210(d)) with the Employer.

         1.4 "AGGREGATE ACCOUNT" means, with respect to each Participant, the value of all accounts maintained on behalf of a Participant, whether attributable to Employer or Employee contributions, subject to the provisions of
Section 8.2.

         1.5 "ANNIVERSARY DATE" means December 31st.

         1.6 "ANNUITY STARTING DATE" means, with respect to any Participant, the first day of the first period for which an amount is paid as an annuity or any other form.

         1.7 "BENEFICIARY" means the person to whom the share of a deceased Participant's total account is payable, subject to the restrictions of Sections
6.2 and 6.6.

         1.8 "CODE" means the United States Internal Revenue Code of 1986, as amended or replaced from time to time.

         1.9 "COMPENSATION" with respect to any Participant means such Participant's wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan to the extent that the amounts are includable in gross income (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, and reimbursements or other expense allowances under a nonaccountable plan for a Plan Year.

                  Compensation shall exclude (a)(1) contributions made by the Employer to a plan of deferred compensation to the extent that, the contributions are not includable in the gross income of the Participant for the taxable year in which contributed, (2) Employer contributions made on behalf of an Employee to a simplified employee pension plan described in Code Section 408(k) to the extent such contributions are excludable from the Employee's gross income, (3) any distributions from a plan of deferred compensation; (b) amounts realized from the exercise of a non-qualified stock option, or when restricted stock (or property) held by an Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture; (c) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option; (d) other amounts which receive special tax benefits, or contributions made by the Employer (whether or not under a salary reduction agreement) towards the purchase of any annuity contract described in Code
Section 403(b) (whether or not the contributions are actually excludable from the gross income of the Employee); and (e) any of the following bonuses as designated by the Employer or identified as such on the Employer's payroll records (even if includable in gross income): holiday bonuses.

                  For purposes of this Section, the determination of Compensation shall be made by:

                           (a) excluding (even if includable in gross income) reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, and welfare benefits.

                           (b) including amounts which are contributed by the Employer pursuant to a salary reduction agreement and which are not includable in the gross income of the Participant under Code Sections 125, 402(e)(3), 402(h)(1)(B),
                                    403(b) or 457(b), and Employee contributions described in Code Section 414(h)(2) that are treated as Employer contributions.

                  For a Participant's initial year of participation, Compensation shall be recognized as of such Employee's effective date of participation pursuant to Section 3.2.

                  If, in connection with the adoption of this amendment and restatement, the definition of Compensation has been modified, then, for Plan Years prior to the Plan Year which includes the adoption date of this amendment and restatement, Compensation means compensation determined pursuant to the Plan then in effect.

         1.10 "CONTRACT" or "POLICY" means any life insurance policy, retirement income or annuity policy or annuity contract (group or individual) issued pursuant to the terms of the Plan.

         1.11 "DEFERRED COMPENSATION" with respect to any Participant means the amount of the Participant's total Compensation which has been contributed to the Plan in accordance with the Participant's deferral election pursuant to Section 4.2.

         1.12 "DESIGNATED INVESTMENT ALTERNATIVE" means a specific investment identified by name by a Fiduciary as an available investment under the Plan which may be acquired or disposed of by the Trustee pursuant to the investment direction by a Participant.

         1.13 "DIRECTED INVESTMENT OPTION" means one or more of the following:

                           (a)      a Designated Investment Alternative.

                           (b) any other investment permitted by the Plan and the Participant Direction Procedures and acquired or disposed of by the Trustee pursuant to the investment direction of a Participant.

         1.14 "EARLY RETIREMENT DATE" means the first day of the month (prior to the Normal Retirement Date) coinciding with or following the date on which a Participant or Former Participant attains age 55, and has completed at least 7 whole years of his Period of Service with the Employer (Early Retirement Age). A Participant shall become fully Vested upon satisfying this requirement if still employed at his Early Retirement Age.

                  A Former Participant who terminates employment after satisfying the service requirement for Early Retirement and who thereafter reaches the age requirement contained herein shall be entitled to receive his benefits under this Plan.

         1.15 "ELECTIVE CONTRIBUTION" means the Employer contributions to the Plan of Deferred Compensation. In addition, the Employer contribution made pursuant to Section 4.l (b) and any Employer Qualified Non-Elective Contribution made pursuant to Section 4.1(c) and Section 4.6(b) which is used to satisfy the "Actual Deferral

Percentage" tests shall be considered an Elective Contribution for purposes of the Plan. Any contributions deemed to be Elective Contributions (whether or not used to satisfy the "Actual Deferral Percentage" tests) shall be subject to the requirements of Sections 4.2(b) and 4.2(c).

         1.16 "ELIGIBLE EMPLOYEE" means any Employee, except for those groups of employees identified in this Section as not eligible to participate in the Plan.

                  Employees who are ""leased employees" within the meaning of Code Sections 414(n)(2) and 414(o)(2) shall not be eligible to participate in this Plan.

                  Employees whose employment is governed by the terms of a collective bargaining agreement between Employee representatives and the Employer under which retirement benefits were the subject of good faith bargaining between the parties will not be eligible to participate in this Plan unless such agreement expressly provides for coverage in this Plan.

                  Employees who are non-residents of Puerto Rico (or that do not perform services primarily in Puerto Rico) shall not be eligible participate in this Plan.

                  Interns shall not be eligible to participate in this Plan.

                  Employees who are nonresident aliens and who receive no earned income from the Employer which constitutes income from sources within Puerto Rico shall not be eligible to participate in this Plan.

                  Employees of an Affiliated Employer shall not be eligible to participate in this Plan unless such Affiliated Employer has specifically adopted this Plan in writing.

         1.17 "EMPLOYEE" means any person who is employed by the Employer or Affiliated Employer.

         1.18 "EMPLOYER" means Mylan, Inc. and any successor which shall adopt this Plan as Employer; and any predecessor which has maintained this Plan. The Employer is a corporation, with principal offices in the Commonwealth of Puerto Rico. In addition, where appropriate, the term Employer shall include any Participating Employer (as defined in Section 9.1) which shall adopt this Plan.

         1.19 "EXCESS CONTRIBUTIONS" means, with respect to a Plan Year, the excess of Elective Contributions used to satisfy the "Actual Deferral Percentage" tests made on behalf of Highly Compensated Participants for the Plan Year over the maximum amount of such contributions permitted under Section 4.5
(a) (determined by reducing contributions made on behalf of Highly Compensated Participants in order of the actual deferral ratios beginning with the highest of such ratios).

         1.20 "EXCESS DEFERRED COMPENSATION" means, with respect to any taxable year of a Participant, the excess of the aggregate amount of such Participant's Deferred Compensation and the elective deferrals pursuant to Section 4.2(f) actually made on behalf of such Participant for such taxable year, over the dollar limitation provided for in PR-Code Section 1165(e)(7)(A), which is incorporated herein by reference. However, Excess Deferred Compensation of Non-Highly Compensated Participants is not taken into account for purposes of
Section 4.5(a) to the extent such Excess Deferred Compensation occurs pursuant to Section 4.2(d).

         1.21 "FIDUCIARY" means any person who (a) exercises any discretionary authority or discretionary control respecting management of the Plan or exercises any authority or control respecting management or disposition of its assets, (b) renders investment advice for a fee or other compensation, direct or indirect, with respect to any monies or other property of the Plan or has any authority or responsibility to do so, or (c) has any discretionary authority or discretionary responsibility in the administration of the Plan, including, but not limited to, the Trustee, the Employer and its representative body, and the Administrator.

         1.22 "FISCAL YEAR" means the Employer's accounting year of 12 months commencing on April 1st of each year and ending the following March 31st.

         1.23 "FORFEITURE" means that portion of a Participant's Account that is not Vested, and occurs on the earlier of:

                           (a) the distribution of the entire Vested portion of a Terminated Participant's Account, or

                           (b) the last day of the Plan Year in which the Participant incurs five (5) consecutive 1-Year Breaks in Service.

                  Furthermore, for purposes of paragraph (a) above, in the case of a Terminated Participant whose Vested benefit is zero, such

Terminated Participant shall be deemed to have received a distribution of his Vested benefit upon his termination of employment with the Employer and any Affiliated Employer. Restoration of such amounts shall occur pursuant to Section 6.4(g)(2). In addition, the term Forfeiture shall also include amounts deemed to be Forfeitures pursuant to any other provision of this Plan.

         1.24 "FORMER PARTICIPANT" means a person who has been a Participant, but who has ceased to be a Participant for any reason.

         1.25 "HIGHLY COMPENSATED EMPLOYEE" means an Employee who has Compensation for a Plan Year that is greater that the Compensation for such Plan Year of two-thirds (2/3) of all other Eligible Employees.

         1.26 "HIGHLY COMPENSATED PARTICIPANT" means any Highly Compensated Employee who is eligible to participate in the Plan.

         1.27 "HOUR OF SERVICE" means each hour for which an Employee is paid or entitled to payment for the performance of duties for the Employer.

         1.28 "INCOME" means the income or losses allocable to Excess Deferred Compensation or Excess Contributions which amount shall be allocated in the same manner as income or losses are allocated pursuant to Section 4.4(e).

         1.29 "INVESTMENT MANAGER" means an entity that (a) has the power to manage, acquire, or dispose of Plan assets and (b) acknowledges fiduciary responsibility to the Plan in writing. Such entity must be a person, firm, or corporation registered as an investment adviser under the Investment Advisers Act of 1940, a bank, or an insurance company.

         1.30 "LATE RETIREMENT DATE" means the first day of the month coinciding with or next following a Participant's actual Retirement Date after having reached his Normal Retirement Date.

         1.31 "NON-ELECTIVE CONTRIBUTION" means the Employer contributions to the Plan excluding, however, contributions made pursuant to the Participant's deferral election provided for in Section 4.2, matching contributions or nonelective contributions made pursuant to Section 4.1(b) and any Qualified Non-Elective Contribution used in the "Actual Deferral Percentage" tests.

         1.32 "NON-HIGHLY COMPENSATED PARTICIPANT" means any Participant who is not a Highly Compensated Employee.

         1.33 "NORMAL RETIREMENT AGE" means the Participant's 65th birthday. A Participant shall become fully Vested in his Participant's Account upon attaining his Normal Retirement Age.

         1.34 "NORMAL RETIREMENT DATE" means the first day of the month coinciding with or next following the Participant's Normal Retirement Age.

         1.35 "1-YEAR BREAK IN SERVICE" means a Period of Severance of at least 12 consecutive months.

         1.36 "PARTICIPANT" means any Eligible Employee who participates in the Plan and has not for any reason become ineligible to participate further in the Plan.

         1.37 "PARTICIPANT DIRECTION PROCEDURES" means such instructions, guidelines or policies, the terms of which are incorporated herein, as shall be established pursuant to Section 4.9 and observed by the Administrator and applied and provided to Participants who have Participant Directed Accounts.

         1.38 "PARTICIPANT'S ACCOUNT" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan and Trust resulting from the Employer Non-Elective Contributions.

                  A separate accounting shall be maintained with respect to that portion of the Participant's Account attributable to Employer matching contributions and nonelective contributions made pursuant to Section 4.l(b), Employer discretionary contributions made pursuant to Section 4.l(d) and any Employer Qualified Non-Elective Contributions.

         1.39 "PARTICIPANT'S COMBINED ACCOUNT" means the total aggregate amount of each Participant's Elective Account and Participant's Account.

         1.40 "PARTICIPANT'S DIRECTED ACCOUNT" means that portion of a Participant's interest in the Plan with respect to which the Participant has directed the investment in accordance with the Participant Direction Procedure.

         1.41 "PARTICIPANT'S ELECTIVE ACCOUNT" means the account established and maintained by the Administrator for each

Participant with respect to his total interest in the Plan and Trust resulting from the Employer Elective Contributions used to satisfy the "Actual Deferral Percentage" tests. A separate accounting shall be maintained with respect to that portion of the Participant's Elective Account attributable to such Elective Contributions pursuant to Section 4.2, Employer matching contributions and nonelective contributions made pursuant to Section 4.1(b) and any Employer Qualified Non-Elective Contributions.

         1.42 "PARTICIPANT EMPLOYER" means the Employer, and any other affiliated Company which adopts the Plan pursuant to Article IX.

         1.43 "PERIOD OF SERVICE" means the aggregate of all periods commencing with the Employee's first day of employment or reemployment with the Employer or Affiliated Employer and ending on the date a 1-Year Break in Service begins. The first day of employment or reemployment is the first day the Employee performs an Hour of Service. An Employee will also receive partial credit for any Period of Severance of less than 12 consecutive months. Fractional periods of a year will be expressed in terms of days.

                  If the Employer acquires a business, the Administrator will determine if any Period of Service will be credited and recognized for service with the acquired business for periods prior to the acquisition. The Administrator's determination will be uniform among employees as to any business acquisition but may be different for each business acquisition.

                  For eligibility and vesting purposes, Periods of Service prior to the original effective date of the Plan shall be recognized. Also, for eligibility and vesting purposes, Periods of Service with the Employer, each Participating Employer, each Affiliated Employer, and all Periods of Service recognized by a plan at the time of its merger with and into this Plan shall be recognized.

                  Prior to April 1, 2001, the Plan used a twelve (12) consecutive month computation period and Years of Service method for measuring a Participant's eligibility, vesting and participation for benefit accrual purposes. For this reason, the Plan will credit service in compliance with U.S. Treasury Regulation 1.410(a)-7(f) and (g). Therefore, each employee whose service was determined on the basis of computation periods and then changes to the elapsed time method shall receive credit for a period of service consisting of:

                           (a) A number of years equal to the number of years of service credited to the employee before the computation period during which the change to the elapsed time method occurs; and

                           (b) The greater of (1) the period of service that would be credited to the employee under the elapsed time method for his service during the entire computation period in which the change to the elapsed time method occurs or (2) the service taken into account under the computation periods method as of the date of the change to the elapsed time method; and

                           (c) The period of service for service subsequent to the change to the elapsed time commencing on the day after the last day of the computation period in which the change to the elapsed time method occurs.

                  Notwithstanding the above, Employees, determined as of April 1, 2001, shall be given credit for whichever Period of Service is greater, determined (i) as provided above or (ii) under the elapsed time method applied as if that method had been effective as of the employee's first date of employment with the Employer or Affiliated Employer.

         1.44 "PERIOD OF SEVERANCE" means a continuous period of time during which the Employee is not employed by the Employer. Such period begins on the date the Employee retires, quits or is discharged, or if earlier, the 12 month anniversary of the date on which the Employee was otherwise first absent from service.

                  In the case of an individual who is absent from work for maternity or paternity reasons, the 12-consecutive month period beginning on the first anniversary of the first day of such absence shall not constitute a 1-Year Break in Service. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (a) by reason of the pregnancy of the individual, (b) by reason of the birth of a child of the individual, (c) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (d) for purposes of caring for such child for a period beginning immediately following such birth or placement.

         1.45 "PLAN" means this instrument, including all amendments thereto.

         1.46 "PLAN YEAR" means the Plan's accounting year of twelve (12) months commencing on January 1st of each year and ending the following December 31st, except for the first Plan Year which commenced April 1st.

         1.47 "PR-CODE" means the Puerto Rico Internal Revenue Code of 1994, as amended.

         1.48 "SPONSOR" means Mylan Laboratories, Inc. and any successor which shall continue sponsoring this Plan.

         1.49 "QUALIFIED NON-ELECTIVE CONTRIBUTION" means any Employer contributions made pursuant to Section 4.1(c) and Section 4.6(b). Such contributions shall be considered an Elective Contribution for the purposes of the Plan and may be used to satisfy the "Actual Deferral Percentage" test.

         1.50 "REGULATION" means the Income Tax Regulations as promulgated by the Secretary of the Treasury or his delegate, and as amended from time to time.

         1.51 "RETIRED PARTICIPANT" means a person who has been a Participant, but who has become entitled to retirement benefits under the Plan.

         1.52 "RETIREMENT DATE" means the date as of which a Participant retires from active service with the Employer and any Affiliated Employer for reasons other than Total and Permanent Disability, whether such retirement occurs on a Participant's Normal Retirement Date, Early or Late Retirement Date (see Section 6.1).

         1.53 "TERMINATED PARTICIPANT" means a person who has been a Participant, but whose employment has been terminated other than by death, Total and Permanent Disability or retirement.

         1.54 "TOTAL AND PERMANENT DISABILITY" means a physical or mental condition of a Participant resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing his usual and customary employment with the Employer. The disability of a Participant shall be determined by a licensed physician chosen by the Administrator. The determination shall be applied uniformly to all Participants.

         1.55 "TRUSTEE" means the person or entity named as trustee herein or in any separate trust forming a part of this Plan, and any successors.

         1.56 "TRUST FUND" means the assets of the Plan and Trust as the same shall exist from time to time.

         1.57 "USERRA" means the Uniformed Services Employment and Reemployment Rights Act of 1994. Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Code
Section 414(u).

         1.58 "VALUATION DATE" means any day that the Mew York Stock Exchange is open for business or any other date or dates deemed appropriate by the Administrator.

         1.59 "VESTED" means the nonforfeitable portion of any account maintained on behalf of a Participant.

         1.60 "VOLUNTARY CONTRIBUTION ACCOUNT" means the account established and maintained by the Administrator for each Participant with respect to his total interest in the Plan resulting from the Participant's nondeductible voluntary contributions made pursuant to Section 4.8.

                                   ARTICLE II
                                 ADMINISTRATION

         2.1      POWERS AND RESPONSIBILITIES OF THE SPONSOR

                           (a) In addition to the general powers and responsibilities otherwise provided for in this Plan, the Sponsor shall be empowered to appoint and remove the Trustee and the Administrator from time to time as it deems necessary for the proper administration of the Plan to ensure that the Plan is being operated for the exclusive benefit of the Participants and their Beneficiaries in accordance with the terms of the Plan, the PR-Code, and the Act. The Sponsor may appoint counsel, specialists, advisers, agents (including any nonfiduciary agent) and other persons as the Sponsor deems necessary or desirable in connection with the exercise of its fiduciary duties under this Plan. The Sponsor may compensate such agents or advisers from the assets of the Plan as fiduciary expenses (but not including any business (settlor) expenses of the Sponsor), to the extent not paid by the Sponsor.

                           (b) The Sponsor may, by written agreement or designation, appoint at its option an Investment Manager (qualified under the Investment Company Act of 1940 as amended), investment adviser, or other agent to provide direction to the Trustee with respect to any or all of the Plan assets. Such appointment shall be given by the Sponsor in writing in a form acceptable to the Trustee and shall specifically identify the Plan assets with respect to which the Investment Manager or other agent shall have authority to direct the investment.

                           (c) The Sponsor shall establish a "funding policy and method," i.e., it shall determine whether the Plan has a short run need for liquidity (e.g., to pay benefits) or whether liquidity is a long run goal and investment growth (and stability of same) is a more current need, or shall appoint a qualified person to do so. The Sponsor or its delegate shall communicate such needs and goals to the Trustee, who shall coordinate such Plan needs with its investment policy. The communication of such a "funding policy and method" shall not, however, constitute a directive to the Trustee as to investment of the Trust Funds. Such "funding policy and method" shall be consistent with the objectives of this Plan and with the requirements of Title 1 of the Act.

                           (d) The Sponsor shall periodically review the performance of any Fiduciary or other person to whom duties have been delegated or allocated by it under the provisions of this Plan or pursuant to procedures established hereunder.

                  This requirement may be satisfied by formal periodic review by the Sponsor or by a qualified person specifically designated by the Sponsor, through day-to-day conduct and evaluation, or through other appropriate ways.

         2.2      DESIGNATION OF ADMINISTRATIVE AUTHORITY

                  The Sponsor shall be the Administrator. The Sponsor may appoint any person, including, but not limited to, the Employees of the Sponsor or the Employer, to perform the duties of the Administrator. Any person so appointed shall signify his acceptance by filing written acceptance with the Sponsor. Upon the resignation or removal of any individual performing the duties of the Administrator, the Sponsor may designate a successor.

         2.3      POWERS AND DUTIES OF THE ADMINISTRATOR

                  The primary responsibility of the Administrator is to administer the Plan for the exclusive benefit of the Participants and their Beneficiaries, subject to the specific terms of the Plan. The Administrator shall administer the Plan in accordance with its terms and shall have the power and discretion to construe the terms of the Plan and to determine all questions arising in connection with the administration, interpretation, and application of the Plan. Any such determination by the Administrator shall be conclusive and binding upon all persons. The Administrator may establish procedures, correct any defect, supply any information, or reconcile any inconsistency in such manner and to such extent as shall be deemed necessary or advisable to carry out the purpose of the Plan; provided, however, that any procedure, discretionary act, interpretation or construction shall be done in a nondiscriminatory manner based upon uniform principles consistently applied and shall be consistent with the intent that the Plan shall continue to be deemed a qualified plan under the terms of PR-Code Sections 1165(a) and (e) and shall comply with the terms of the Act and all regulations issued pursuant thereto. The Administrator shall have all powers necessary or appropriate to accomplish his duties under this Plan.

                  The Administrator may authorize or direct the establishment of one or more Pooled Investment Accounts. For the purposes of this Section, "Pooled Investment Account" means an account established pursuant to an administrative services agreement between the Employer and the Trustee.

                  The Administrator shall be charged with the duties of the general administration of the Plan, including, but not limited to, the following:

                           (a) the discretion to determine all questions relating to the eligibility of Employees to participate or remain a Participant hereunder and to receive benefits under the Plan;

                           (b) to compute, certify, and direct the Trustee with respect to the amount and the kind of benefits to which any Participant shall be entitled hereunder;

                           (c) to authorize and direct the Trustee with respect to all nondiscretionary or otherwise directed disbursements from the Trust;

                           (d) to maintain all necessary records for the administration of the Plan;

                           (e) to interpret the provisions of the Plan and to make and publish such rules for regulation of the Plan as are consistent with the terms hereof,

                           (f) to determine the size and type of any Contract to be purchased from any insurer, and to designate the insurer from which such Contract shall be purchased;

                           (g) to compute and certify to the Employer and to the Trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                           (h) to consult with the Employer and the Trustee regarding the short and long-term liquidity needs of the Plan in order that the Trustee can exercise any investment discretion in a manner designed to accomplish specific objectives;

                           (i) to prepare and implement a procedure to notify Eligible Employees that they may elect to have a portion of their Compensation deferred or paid to them in cash;

                           (j) to act as the named Fiduciary responsible for communications with Participants as needed to maintain Plan compliance with ERISA Section 404(c), including but not limited to the receipt and transmitting of Participant's directions as to the investment of their account(s) under the Plan and the formulation of policies, rules, and procedures pursuant to which Participants may give investment instructions with respect to the investment of their accounts;

                           (k) to assist any Participant regarding his rights, benefits, or elections available under the Plan.

         2.4      RECORDS AND REPORTS

                  The Administrator shall keep a record of all actions taken and shall keep all other books of account, records, policies, and other data that may be necessary for proper administration of the Plan and shall be responsible for supplying all information and reports to the Internal Revenue Service, Department of Labor, Participants, Beneficiaries and others as required by law.

         2.5      APPOINTMENT OF ADVISERS

                  The Administrator, or the Trustee with the consent of the Administrator, may appoint counsel, specialists, advisers, agents (including nonfiduciary agents), and other persons as the Administrator or the Trustee deems necessary or desirable in connection with the administration of this Plan, including but not limited to agents and advisers to assist with the administration and management of the Plan, and thereby to provide, among such other duties as the Administrator may appoint, assistance with maintaining Plan records and the providing of investment information to the Plan's investment fiduciaries and to Plan Participants.

                  The Administrator shall have the authority and discretion to engage an Administrative Delegate (as defined, below) which shall perform, without discretionary authority or control, administrative functions within the framework of policies, interpretations, rules, practices, and procedures made by the Administrator or other Plan Fiduciary. Any action made or taken by the Administrative Delegate may be appealed by an affected Participant to the Administrator in accordance with the claims review procedures provided in
Section 2.8. Any decisions which call for interpretations of Plan provisions not previously made by the Administrator shall be made only by the Administrator. The Administrative Delegate shall not be considered a fiduciary with respect to the services it provides.

                  For purposes of this Section, "Administrative Delegate" means one or more persons or institutions to which the Sponsor or the Administrator has delegated certain administrative functions pursuant to a written agreement.

         2.6      PAYMENT OF EXPENSES

                  All expenses of administration may be paid out of the Trust Fund unless paid by the Sponsor. Such expenses shall include any expenses incident to the functioning of the Administrator, or any person or persons retained or appointed by any Named Fiduciary incident to the exercise of their duties under the Plan, including, but not limited to, fees of the Trustee, accountants, counsel, Investment Managers, recordkeeper, agents (including nonfiduciary agents) appointed for the purpose of assisting the Administrator or the Trustee in carrying out the instructions of Participants as to the directed investment of their accounts and other specialists and their agents, and other costs of administering the Plan. Until paid, the expenses shall constitute a liability of the Trust Fund.

         2.7      CLAIMS PROCEDURE

                  Claims for benefits under the Plan may be filed in writing with the Administrator. Written notice of the disposition of a claim shall be furnished to the claimant within 90 days (180 days in special cases with notice to the claimant) after the application is filed. In the event the claim is denied, the reasons for the denial shall be specifically set forth in the notice in language calculated to be understood by the claimant, pertinent provisions of the Plan shall be cited, and, where appropriate, an explanation as to how the claimant can perfect the claim will be provided. In addition, the claimant shall be furnished with an explanation of the Plan's claims review procedure.

         2.8      CLAIMS REVIEW PROCEDURE

                  Any Employee, former Employee, or Beneficiary of either, who has been denied a benefit by a decision of the Administrator pursuant to Section
2.7 shall be entitled to request the Administrator to give further consideration to his claim by filing with the Administrator (on a form which may be obtained from the Administrator) a request for a hearing. Such request, together with a written statement of the reasons why the claimant believes his claim should be allowed, shall be filed with the Administrator no later than 60 days after receipt of the written notification provided for in Section 2.7. The Administrator shall then conduct a hearing within the next 60 days, at which the claimant may be represented by an attorney or any other representative of his choosing and at which the claimant shall have an opportunity to submit written and oral evidence and arguments in support of his claim. At the hearing (or prior thereto upon 5 business days written notice to the Administrator) the claimant or his representative shall have an opportunity to review all documents in the possession of the Administrator which are pertinent to the claim at issue and its disallowance. Either the claimant or the Administrator may cause a court reporter to attend the hearing and record the proceedings. In such event, a complete written transcript of the proceedings shall be furnished to both parties by the court reporter. The full expense of any such court reporter and such transcripts shall be borne by the party causing the court reporter to attend the hearing. A final decision as to the allowance of the claim shall be made by the Administrator within 60 days of receipt of the appeal (unless there has been an extension of 60 days due to special circumstances, provided the delay and the special circumstances occasioning it are communicated to the claimant within the 60 day period). Such communication shall be written in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

                                   ARTICLE III
                                   ELIGIBILITY

         3.1      CONDITIONS OF ELIGIBILITY

                  Any Eligible Employee shall be eligible to participate with respect contributions made under Sections 4.1(a), (b) and (c). In addition, any Eligible Employee who has completed a one (1) year Period of Service shall be eligible to participate with respect contributions made under Section 4.1(d). However, any Employee who was a Participant in the Plan with respect contributions made under Section 4.1(d) prior to the effective date of this amendment and restatement shall continue to be eligible to participate in the Plan as to all contributions.

         3.2      EFFECTIVE DATE OF PARTICIPATION

                  An Eligible Employee shall become a Participant with respect to particular contributions as provided under Section 3.1 effective as of the date on which he satisfies the applicable eligibility requirements of Section 3.1.

                  In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee will participate immediately if such Employee would have otherwise previously become a Participant.

         3.3      DETERMINATION OF ELIGIBILITY

                  The Administrator shall determine the eligibility of each Employee for participation in the Plan based upon information furnished by the Employer. That determination shall be conclusive and binding upon all persons, as long as the same is made pursuant to the Plan and the Act. Such determination shall be subject to review per Section 2.8.

         3.4      TERMINATION OF ELIGIBILITY

                           (a) In the event a Participant shall go from a classification of an Eligible Employee to an ineligible Employee, such Former Participant shall continue to vest in his interest in the Plan for any Period of Service completed while a noneligible Employee, until such time as his Participant's Account shall be forfeited or distributed pursuant to the terms of the Plan. Additionally, his interest in the Plan shall continue to share in the earnings of the Trust Fund.

                           (b) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate, such Employee will participate immediately upon returning to an eligible class of Employees.

         3.5      OMISSION OF ELIGIBLE EMPLOYEE

                  If, in any Plan Year, any Employee who should be included as a Participant in the Plan is erroneously omitted and discovery of such omission is not made until after a contribution by his Employer for the year has been made, the Employer shall make a subsequent contribution with respect to the omitted Employee in the amount which the said Employer would have contributed with respect to him had he not been omitted. Such contribution shall be made regardless of whether or not it is deductible in whole or in part in any taxable year under applicable provisions of the Code.

         3.6      INCLUSION OF INELIGIBLE EMPLOYEE

                  If, in any Plan Year, any person who should not have been included as a Participant in the Plan is erroneously included and discovery of such incorrect inclusion is not made until after a contribution for the year has been made, the Employer shall not be entitled to recover the contribution made with respect to the ineligible person regardless of whether or not a deduction is allowable with respect to such contribution. In such event, the amount contributed with respect to the ineligible person shall constitute a Forfeiture (except for Deferred Compensation which shall be distributed to the ineligible person) for the Plan Year in which the discovery is made.

                                   ARTICLE IV
                           CONTRIBUTION AND ALLOCATION

         4.1      FORMULA FOR DETERMINING EMPLOYER CONTRIBUTION

                  For each Plan Year, the Employer shall contribute to the Plan, except as otherwise provided:

                           (a) Effective April 1, 2001, the amount of the total salary reduction elections of all Participants made pursuant to Section 4.2(a), which amount shall be deemed an Employer Elective Contribution.

                           (b) Effective April 1, 2001, on behalf of each Participant who is eligible to share in matching contributions for the Plan Year, a matching contribution equal to 100% of each such Participant's Deferred Compensation, which amount shall be deemed an Employer Elective Contribution.

                                    Except, however, in applying the matching
                  percentage specified above, only salary reductions up to 4% of payroll period Compensation shall be considered. These matching contributions shall be 100% vested at all times.

                                    Contributions made to the Plan pursuant to
                  this Section 4.1(b) are intended to comply with Section 4.5(a). However, if matching contributions are made to this Plan or any other plan maintained by the Employer, and (i) such matching contributions are made with respect to Deferred Compensation or voluntary Employee contributions that in the aggregate exceed 6% of the Employee's Compensation, (ii) the rate of matching contributions increases as the rate of Deferred Compensation or voluntary Employee contributions increases, (iii) at any rate of Deferred Compensation or voluntary Employee contributions, the rate of matching contributions that would apply with respect to any Highly Compensated Employee is greater than the rate of matching contributions that would apply with respect to a Non-Highly Compensated Participant and who has the same rate of Deferred Compensation or voluntary Employee contributions, (iv) for Plan Years beginning after December 31, 1999, any discretionary matching contribution made to this Plan and any other plan maintained by the Employer, in the aggregate, exceed 4% of the Participant's Compensation, then such matching contributions in the aggregate must satisfy the "Actual Contribution Percentage" tests of the Code.

                           (c) On behalf of each Non-Highly Compensated Participant who is eligible to share in the Qualified Non-Elective Contribution for the Plan Year, a discretionary Qualified Non-Elective Contribution equal to a uniform percentage of each eligible individuals Compensation, the exact percentage, if any, to be determined each year by the Employer. Any Employer Qualified Non-Elective Contribution shall be deemed an Employer Elective Contribution.

                           (d) A discretionary amount, which amount, if any, shall be deemed an Employer Non-Elective Contribution.

All contributions by the Employer shall be made in cash.

         4.2      PARTICIPANT'S SALARY REDUCTION ELECTION

                           (a) Each Participant may elect to defer from 1% to 10% of his Compensation which would have been received in the Plan Year, but for the deferral election. A deferral election (or modification of an earlier election) may not be made with respect to Compensation which is currently available on or before the date the Participant executed such election.

                                    The amount by which Compensation is reduced
                  shall be that Participant's Deferred Compensation and be treated as an Employer Elective Contribution and allocated to that Participant's Elective Account.

                           (b) The balance in each Participant's Elective Account shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (c) Notwithstanding anything in the Plan to the contrary, amounts held in the Participant's Elective Account may not be distributable (including any offset of loans) earlier than:

                                    (1)      a Participant's separation from
                           service, Total and Permanent Disability, or death;

                                    (2)      a Participant's attainment of age
                           59 1/2;

                                    (3)      the termination of the Plan without
                           the establishment or existence of a "successor plan;"

                                    (4)      the date of disposition by the
                           Employer to an entity that is not an Affiliated Employer of substantially all of the assets used in a trade or business of such corporation if such corporation continues to maintain this Plan after the disposition with respect to a Participant who continues employment with the corporation acquiring such assets;

                                    (5)      the date of disposition by the
                           Employer or an Affiliated Employer who maintains the Plan of its interest in a subsidiary to an entity which is not an Affiliated Employer but only with respect to a Participant who continues employment with such subsidiary; or

                                    (6)      the proven financial hardship of a
                           Participant, subject to the limitations of Section 6.11.

                           (d) For each Plan Year, a Participant's Deferred Compensation made under this Plan and all other plans, contracts or arrangements of the Employer maintaining this Plan shall not exceed, during any taxable year of the Participant, the limitation imposed by PR-Code Section 1165
                  (e)(7)(A), as in effect at the beginning of such taxable year. If such dollar limitation is exceeded, a Participant will be deemed to have notified the Administrator of such excess amount which shall be distributed in a manner consistent with
                  Section 4.2(f).

                           (e) In the event a Participant has received a hardship distribution from his Participant's Elective Account pursuant to Section 6.11(b)or pursuant to Article 1165-8(d)(2) of the Puerto Rico Treasury Regulations from any other plan maintained by the Employer, then such Participant shall not be permitted to elect to have Deferred Compensation contributed to the Plan on his behalf for a period of twelve (12) months following the receipt of the distribution. Furthermore, the dollar limitation under PR-Code Section 1165(e)(7)(A) shall be reduced, with respect to the Participant's taxable year following the taxable year in which the hardship distribution was made, by the amount of such Participant's Deferred Compensation, if any, pursuant to this Plan (and any other plan maintained by the Employer) for the taxable year of the hardship distribution.

                           (f) If a Participant's Deferred Compensation under this Plan together with any elective deferrals (as defined in Regulations issued under Section 1165(e) under another qualified cash or deferred arrangement (as defined in PR-Code Section 1165(e) for such Participant's taxable year, the Participant may, not later than March 1 following the close of the Participant's taxable year, notify the Administrator in writing of such excess and request that his Deferred Compensation under this Plan be reduced by an amount specified by the Participant. In such event, the Administrator may direct the Trustee to distribute such excess amount (and any Income allocable to such excess amount) to the Participant not later than the first April 15th following the close of the Participant's taxable year. Any distribution of less than the entire amount of Excess Deferred Compensation and Income shall be treated as a pro rata distribution of Excess Deferred Compensation and Income. The amount distributed shall not exceed the Participant's Deferred Compensation under the Plan for the taxable year (and any Income allocable to such excess amount). Any distribution on or before the last day of the Participant's taxable year must satisfy each of the following conditions;

                                    (1)      the distribution must be made after
                           the date on which the Plan received the Excess Deferred Compensation;

                                    (2)      the Participant shall designate the
                           distribution as Excess Deferred Compensation; and

                                    (3)      the Plan must designate the
                           distribution as a distribution of Excess Deferred Compensation.

                           Any distribution made pursuant to this Section 4.2
                  (f) shall be made first from unmatched Deferred Compensation and, thereafter, from Deferred Compensation which is matched. Matching contributions which relate to such Deferred Compensation shall be forfeited.

                           (g) Notwithstanding Section 4.2(f) above, a Participant's Excess Deferred Compensation shall be reduced, but not below zero, by any distribution of Excess Contributions pursuant to Section 4.6(a) for the Plan Year beginning with or within the taxable year of the Participant.

                           (h) At Normal Retirement Date, or such other date when the Participant shall be entitled to receive benefits, the fair market value of the Participant's Elective Account shall be used to provide additional benefits to the Participant or his Beneficiary.

                           (i) Employer Elective Contributions made pursuant to this Section may be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short-term debt security acceptable to the Trustee until such time as the allocations pursuant to Section 4.4 have been made.

                           (j) The Employer and the Administrator shall implement the salary reduction elections provided for herein in accordance with the following:

                           (1) A Participant must make his initial salary deferral election within a reasonable time, not to exceed thirty (30) days, after entering the Plan pursuant to Section
                  3.2. If the Participant fails to make an initial salary deferral election within such time, then such Participant may thereafter make an election in accordance with the rules governing modifications. The Participant shall make such an election by entering into a written salary reduction agreement with the Employer and filing such agreement with the Administrator. Such election shall initially be effective beginning with the pay period following the acceptance of the salary reduction agreement by the Administrator, shall not have retroactive effect and shall remain in force until revoked.

                           (2) A Participant may modify a prior election at any time during the Plan Year and concurrently make a new election by filing a written notice with the Administrator within a reasonable time before the pay period for which such modification is to be effective. Any modification shall not have retroactive effect and shall remain in force until revoked.

                           (3) A Participant may elect to prospectively revoke his salary reduction agreement in its entirety at any time during the Plan Year by providing the Administrator with thirty (30) days written notice of such revocation (or upon such shorter notice period as may be acceptable to the Administrator). Such revocation shall become effective as of the beginning of the first pay period coincident with or next following the expiration of the notice period. A Participant who revokes a salary reduction agreement shall be ineligible to make another salary reduction agreement until at least ninety (90) days following the effective date of the revocation. Furthermore, the termination of the Participant's employment, or the cessation of participation for any reason, shall be deemed to revoke any salary reduction agreement then in effect, effective immediately following the close of the pay period within which such termination or cessation occurs.

         4.3      TIME OF PAYMENT OF EMPLOYER CONTRIBUTION

                  The Employer shall generally pay to the Trustee its contribution to the Plan for each Plan Year within the time prescribed by law, including extensions of time, for the filing of the Employer federal income tax return for the Fiscal Year.

                  However, Employer Elective Contributions accumulated through payroll deductions shall be paid to the Trustee as of the earliest date on which such contributions can reasonably be segregated from the Employer general assets, but in any event within ninety (90) days from the date on which such amounts would otherwise have been payable to the Participant in cash. The provisions of United States Department of Labor regulations 2510.3-102 are incorporated herein by reference. Furthermore, any additional Employer contributions which are allocable to the Participant's Elective Account for a Plan Year shall be paid to the Plan no later than the twelve-month period immediately following the close of such Plan Year.

         4.4      ALLOCATION OF CONTRIBUTION, FORFEITURES AND EARNINGS

                           (a) The Administrator shall establish and maintain an account in the name of each Participant to which the Administrator shall credit as of each Anniversary Date all amounts allocated to each such Participant as set forth herein.

                           (b) The Employer shall provide the Administrator with all information required by the Administrator to make a proper allocation of the Employer contributions for each Plan Year. Within a reasonable period of time after the date of receipt by the Administrator of such information, the Administrator shall allocate such contribution as follows:

                                    (1)      With respect to the Employer
                           Elective Contribution made pursuant to Section 4.1
                           (a), to each Participant's Elective Account in an amount equal to each such Participant's Deferred Compensation for the year.

                                    (2)      With respect to the Employer
                           Elective Contribution made pursuant to Section 4.1(b), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests, otherwise to each Participant's Account.

                                    (3)      With respect to the Employer
                           Qualified Non-Elective Contribution made pursuant to
                           Section 4.1(c), to each Participant's Elective Account when used to satisfy the "Actual Deferral Percentage" tests or Participant's Account in accordance with Section 4.1(c).

                           Any Non-Highly Compensated Participant actively employed during the Plan Year shall be eligible to share in the Qualified Non-Elective Contribution for the Plan Year.

                                    (4)      With respect to the Employer
                           Non-Elective Contribution made on behalf of eligible Participants (as determined under Section 3.1) pursuant to Section 4.l(d), to each eligible Participant's Account in the same proportion that each eligible Participant's Compensation for the year bears to the total Compensation of all eligible Participants for the year.

                           Only eligible Participants who are actively employed on the last day of the Plan Year shall be eligible to share in the discretionary contribution for the year.

                           (c) As of each Anniversary Date any amounts attributable to Employer discretionary contributions made pursuant to Section 4.1(d) which became Forfeitures since the last Anniversary Date shall first be made available to reinstate previously forfeited account balances of Former Participants, if any, in accordance with Section 6.4 (g)(2). The remaining Forfeitures, if any, shall be used to reduce the contribution of the Employer hereunder for the Plan Year in which such Forfeitures occur.

                           (d) Notwithstanding the foregoing, Participants who are not actively employed on the last day of the Plan Year due to Retirement (Early, Normal or Late), Total and Permanent Disability or death shall share in the allocation of contributions for that Plan Year.

                           (e) As of each Valuation Date, before the current valuation period allocation of Employer contributions, any earnings or losses (net appreciation or net depreciation) of the Trust Fund shall be allocated in the same proportion that each Participant's and Former Participant's nonsegregated accounts bear to the total of all Participants' and Former Participants' nonsegregated accounts as of such date. Earnings or losses with respect to a Participant's Directed Account shall be allocated in accordance with Section 4.9.

                                    Participants' transfers from other qualified
                  plans and voluntary contributions deposited in the general Trust Fund shall share in any earnings and losses (net appreciation or net depreciation) of the Trust Fund in the same manner provided above. Each segregated account maintained on behalf of a Participant shall be credited or charged with its separate earnings and losses.

                           (f) Notwithstanding anything herein to the contrary, Participants who terminated employment for any reason during the Plan Year shall share in the salary reduction contributions made by the Employer for the year of termination without regard to the Hours of Service credited.

                           (g) If a Former Participant is reemployed after five (5) consecutive 1-Year Breaks in Service, then separate accounts shall be maintained as follows:

                                    (1)      one account for nonforfeitable
                           benefits attributable to pre-break service; and

                                    (2)      one account representing his status
                           in the Plan attributable to postbreak service.

         4.5      ACTUAL DEFERRAL PERCENTAGE TESTS

                           (a) Maximum Annual Allocation: For each Plan Year, the annual allocation derived from Employer Elective Contributions to a Highly Compensated Participant's Elective Account shall satisfy one of the following tests:

                                    (1)      The "Actual Deferral Percentage"
                           for the Highly Compensated Participant group shall not be more than the "Actual Deferral Percentage" of the

                           Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) multiplied by 1.25, or

                                    (2)      The excess of the "Actual Deferral
                           Percentage" for the Highly Compensated Participant group over the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group (for the preceding Plan Year if the prior year testing method is used to calculate the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group) shall not be more than two percentage points. Additionally, the "Actual Deferral Percentage, for the Highly Compensated Participant group shall not exceed the "Actual Deferral Percentage" for the Non-Highly Compensated Participant group multiplied by 2. The provisions of PR-Code Section 1165(e)(3) and Regulation 1165-8(2) are incorporated herein by reference.

                           (b) For the purposes of this Section "Actual Deferral Percentage" means, with respect to the Highly Compensated Participant group and Non-Highly Compensated Participant group for a Plan Year, the average of the ratios, calculated separately for each Participant in such group, of the amount of Employer Elective Contributions allocated to each Participant's Elective Account for such Plan Year, to such Participant's Compensation for such Plan Year. The actual deferral ratio for each Participant and the "Actual Deferral Percentage" for each group shall be calculated to the nearest one-hundredth of one percent. Employer Elective Contributions allocated to each Non-Highly Compensated Participant's Elective Account shall be reduced by Excess Deferred Compensation to the extent such excess amounts are made under this Plan or any other plan maintained by the Employer and by any matching contributions which relate to such Excess Deferred Compensation.

                           (c) For the purposes of Sections 4.5(a) and 4.6, a Highly Compensated Participant and a Non-Highly Compensated Participant shall include any Employee eligible to make a deferral election pursuant to Section 4.2, whether or not such deferral election was made or suspended pursuant to Section 4.2.

                           (d) For the purposes of this Section and PR-Code Sections 1165(a)(4) and 1165(e) if two or more plans which include cash or deferred arrangements are considered one plan for the purposes of PR-Code Section 1165(a)(4), the cash or deferred arrangements included in such plans shall be treated as one arrangement. In addition, two or more cash or deferred arrangements may be considered as a single arrangement for purposes of determining whether or not such arrangements satisfy PR-Code Sections 1165(a)(4) and 1165(e). In such a case, the cash or deferred arrangements included in such plans and the plans including such arrangements shall be treated as one arrangement and as one plan for purposes of this Section and PR-Code Sections 1165(a)(4) and 1165(e).

                           (e) For the purposes of this Section, if a Highly Compensated Participant is a Participant under two or more cash or deferred arrangements of the Employer or an Affiliated Employer, all such cash or deferred arrangements shall be treated as one cash or deferred arrangement for the purpose of determining the actual deferral ratio with respect to such Highly Compensated Participant. However, if the cash or deferred arrangements have different plan years, this paragraph shall be applied by treating all cash or deferred arrangements ending with or within the same calendar year as a single arrangement.

         4.6      ADJUSTMENT TO ACTUAL DEFERRAL PERCENTAGE TESTS

                  In the event (or if it is anticipated) that the initial allocations of the Employer Elective Contributions made pursuant to Section 4.4 do (or might) not satisfy one of the tests set forth in Section 4.5(a), the Administrator shall adjust Excess Contributions pursuant to the options set forth below:

                           (a) on or before the fifteenth day of the third month following the end of each Plan Year, the Highly Compensated Participant having the largest actual deferral ratio shall have a portion of his Elective Contributions distributed to him until the total amount of Excess Contributions has been distributed or until the amount of his Elective Contributions equals the Elective Contributions of the Highly Compensated Participant having the second largest actual deferral ratio. This process shall continue until the total amount of Excess Contributions has been distributed. In determining the amount of Excess Contributions to be distributed with respect to an affected Highly Compensated Participant as determined herein, such amount shall be reduced pursuant to Section 4.2(f) by any Excess Deferred Compensation previously distributed to such affected Highly Compensated Participant for his taxable year ending with or within such Plan Year and any forfeited matching contributions which relate to such Excess Deferred Compensation.

                                    (1)      With respect to the distribution of
                           Excess Contributions pursuant to (a) above, such distribution:

                                             (i)      may be postponed but not
                                    later than the close of the Plan Year
                                    following the Plan Year to which they are allocable;

                                             (ii)     shall be made first from
                                    unmatched Deferred Compensation and,
                                    thereafter, proportionately from Deferred
                                    Compensation which is matched and matching contributions which relate to such Deferred Compensation, if used in the "Actual Deferral Percentage" tests pursuant to
                                    Section 4.5;

                                             (iii)    shall be adjusted for
                                    Income; and

                                             (iv)     shall be designated by the
                                    Employer as a distribution of Excess
                                    Contributions (and Income).

                                    (2)      Any distribution of less than the
                           entire amount of Excess Contributions shall be treated as a pro rata distribution of Excess Contributions and Income.

                                    (3)      Matching contributions which relate
                           to Excess Contributions shall be forfeited unless the related matching contribution is distributed as an Excess Contribution pursuant to (1) above.

                           (b) Within twelve (12) months after the end of the Plan Year, the Employer may make a special Qualified Non-Elective Contribution on behalf of certain Non-Highly Compensated Participants in an amount sufficient to satisfy (or to prevent an anticipated failure of) one of the tests set forth in Section 4.5(a). Such contribution shall be allocated to the Participant's Elective Account of the NonHighly Compensated Participant having the lowest Compensation, until one of the tests set forth in Section 4.5(a) is satisfied. If one of the tests set forth in Section 4.5(a) has not been satisfied, the Non-Highly Compensated Participant having the second lowest Compensation shall receive the special Qualified Non-Elective Contribution until one of the tests set forth in Section 4.5(a) is satisfied. This process shall continue until one of the tests set forth in Section 4.5(a) has been satisfied.

                           (c)      If during a Plan Year the projected
                  aggregate amount of Elective Contributions to be allocated to all Highly Compensated Participants under this Plan would, by virtue of the tests set forth in Section 4.5(a), cause the Plan to fail such tests, then the Administrator may automatically reduce proportionately or in the order provided in Section 4.6(a) each affected Highly Compensated Participant's deferral election made pursuant to Section 4.2 by an amount necessary to satisfy one of the tests set forth in Section 4.5(a).

         4.7      TRANSFERS FROM QUALIFIED PLANS

                           (a) With the consent of the Administrator, amounts may be transferred from other qualified plans by Participants provided that the trust from which the funds are transferred permits the transfer to be made and the transfer will not jeopardize that tax exempt status of the Plan or Trust or create adverse tax consequences for the Employer. The amounts transferred shall be set up in a separate account herein referred to as a "Participant's Rollover Account". The account shall be full Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) Amounts in a Participant's Rollover Account shall be held by the Trustee pursuant to the provisions of this Plan and may not be withdrawn by, or distributed to the Participant, in whole or in part, except as provided in
                  Section 6.10 and paragraphs (c) and (d) of this Section.

                           (c)      Except as permitted by Regulations
                  (including United States Treasury Regulation 1 .411 (d)-4), amounts attributable to elective contributions (as defined in PR Treasury Regulation 1165-8(a)(2), including amounts treated as elective contributions, which are transferred from another qualified plan in a plan-to-plan transfer shall be subject to the distribution limitations provided for in PR Treasury Regulation 1165-8(d)(1).

                           (d) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Participant's Rollover Account shall be used to provide additional benefits to the Participant or his Beneficiary. Any distributions of amounts held in a Participant's Rollover Account shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. Furthermore, such amounts shall be considered as part of a Participant's benefit in determining whether an involuntary cash-out of benefits without Participant consent may be made.

                           (e) The Administrator may direct that employee transfers made after a Valuation Date be segregated into a separate account for each Participant in a federally insured savings account, certificate of deposit in a bank or savings and loan association, money market certificate, or other short term debt security acceptable to the Trustee until such time as the allocations pursuant to this Plan have been made, at which time they may remain segregated or be invested as part of the general Trust Fund, to be determined by the Administrator.

                           (f) For purposes of this Section, the term "qualified plan" shall mean any tax qualified plan under PR-Code Section 1165 (a). The term "amounts transferred from other qualified plans" shall mean: (i) amounts transferred to this Plan directly from another qualified plan; (ii) distributions from another qualified plan which are eligible rollover distributions and which are either transferred by the Employee to this Plan within sixty (60) days following his receipt thereof or are transferred pursuant to a direct rollover.

                           (g) Prior to accepting any transfers to which this Section applies, the Administrator may require the Employee to establish that the amounts to be transferred to this Plan meet the requirements of this Section and may also require the Employee to provide an opinion of counsel satisfactory to the Employer that the amounts to be transferred meet the requirements of this Section.

                           (h) Notwithstanding anything herein to the contrary, a transfer directly to this Plan from another qualified plan (or a transaction having the effect of such a transfer) shall only be permitted if it will not result in the elimination or reduction of any "Act Section 204(g) protected benefit" as described in Section 7.1.

         4.8      VOLUNTARY CONTRIBUTIONS

                           (a)      This Plan does not permit voluntary
                  contributions by Participants. However, this Section 4.8 applies to any Participant account that is merged with and into, or transferred (other than by a direct or indirect rollover transfer) to, this Plan from another qualified defined contribution plan and which includes amounts attributable to voluntary contributions. Those amounts compose a Participants Voluntary Contributions Account. The balance in each Participant's Voluntary Contribution Account, resulting from mergers or direct transfers shall be fully Vested at all times and shall not be subject to Forfeiture for any reason.

                           (b) A Participant may elect to withdraw his voluntary contributions from his Voluntary Contribution Account and the actual earnings thereon in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder. If the Administrator maintains sub-accounts with respect to voluntary contributions (and earnings thereon) which were made on or before a specified date, a Participant shall be permitted to designate which sub-account shall be the source for his withdrawal.

                           (c) At Normal Retirement Date, or such other date when the Participant or his Beneficiary shall be entitled to receive benefits, the fair market value of the Voluntary Contribution Account shall be used to provide additional benefits to the Participant or his Beneficiary.

         4.9      DIRECTED INVESTMENT ACCOUNT

                           (a) Participants may, subject to a procedure established by the Administrator (the Participant Direction Procedures) and applied in a uniform nondiscriminatory manner, direct the Trustee to invest all of their accounts in specific assets, specific funds or other investments permitted under the Plan and the Participant Direction Procedures. That portion of the interest of any Participant so directing will thereupon be considered a Participant's Directed Account.

                           (b) As of each Valuation Date, all Participant Directed Accounts shall be charged or credited with the net earnings, gains, losses and expenses as well as any appreciation or depreciation in the market value using publicly listed fair market values when available or appropriate.

                                    (1)      To the extent that the assets in a
                           Participant's Directed Account are accounted for as pooled assets or investments, the allocation of earnings, gains and losses of each Participant's Directed Account shall be based upon the total amount of funds so invested, in a manner proportionate to the Participant's share of such pooled investment.

                                    (2)      To the extent that the assets in
                           the Participant's Directed Account are accounted for as segregated assets, the allocation of earnings, gains and losses from such assets shall be made on a separate and distinct basis.

                           (c) The Participant Direction Procedures shall provide an explanation of the circumstances under which Participants and their Beneficiaries may give investment instructions, including, but need not be limited to, the following:

                                    (1)      the conveyance of instructions by
                           the Participants and their Beneficiaries to invest Participant Directed Accounts in Directed Investments;

                                    (2)      the name, address and phone number
                           of the Fiduciary (and, if applicable, the person or persons designated by the Fiduciary to act on its behalf) responsible for providing information to the Participant or a Beneficiary upon request relating to the investments in Directed Investments;

                                    (3)      applicable restrictions on
                           transfers to and from any Designated Investment Alternative;

                                    (4)      any restrictions on the exercise of
                           voting, tender and similar rights related to a Directed Investment by the Participants or their Beneficiaries;

                                    (5)      a description of any transaction
                           fees and expenses which affect the balances in Participant Directed Accounts in connection with the purchase or sale of Directed Investments; and

                                    (6)      general procedures for the
                           dissemination of investment and other information relating to the Designated Investment Alternatives as deemed necessary or appropriate, including but not limited to a description of the following:

                                             (i)      the investment vehicles
                                    available under the Plan, including specific information regarding any Designated Investment Alternative;

                                             (ii)     any designated Investment
                                    Managers; and

                                             (iii)    a description of the
                                    additional information which may be obtained upon request from the Fiduciary designated to provide such information.

                           (d) Any information regarding investments available under the Plan, to the extent not required to be described in the Participant Direction Procedures, may be provided to the Participant in one or more written documents which are separate from the Participant Direction Procedures and are not thereby incorporated by reference into this Plan.

                           (e) The Administrator may, at its discretion, include in or exclude by amendment or other action from the Participant Direction Procedures such instructions, guidelines or policies as it deems necessary or appropriate to ensure proper administration of the Plan, and may interpret the same accordingly.

                                    ARTICLE V
                                   VALUATIONS

         5.1      VALUATION OF THE TRUST FUND

                  The Administrator shall direct the Trustee, as of each Valuation Date, to determine the net worth of the assets comprising the Trust Fund as it exists on the Valuation Date, In determining such net worth, the Trustee shall value the assets comprising the Trust Fund at their fair market value as of the Valuation Date and shall deduct all expenses for which the Trustee has not yet obtained reimbursement from the Employer or the Trust Fund. The Trustee may update the value of any shares held in the Participant Directed Account by reference to the number of shares held by that Participant, priced at the market value as of the Valuation Date.

         5.2      METHOD OF VALUATION

                  In determining the fair market value of securities held in the Trust Fund which are listed on a registered stock exchange, the Administrator shall direct the Trustee to value the same at the prices they were last traded on such exchange preceding the close of business on the Valuation Date. If such securities were not traded on the Valuation Date, or if the exchange on which they are traded was not open for business on the Valuation Date, then the securities shall be valued at the prices at which they were last traded prior to the Valuation Date. Any unlisted security held in the Trust Fund shall be valued at its bid price next preceding the close of business on the Valuation Date, which bid price shall be obtained from a registered broker or an investment banker. In determining the fair market value of assets other than securities for which trading or bid prices can be obtained, the Trustee may appraise such assets itself or in its discretion, employ one or more appraisers for that purpose and rely on the values established by such appraiser or appraisers.

                  For administrative purposes, the Administrator may establish, or cause to be established, unit values for one or more investment funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in the investment fund (or any portion thereof) in terms of the units, all in accordance with rules and procedures as the Administrators shall deem to be fair, equitable and administratively practicable. In the event that unit accounting is thus established for any investment fund

(or any portion thereof) the value of a Participant's interest in that investment fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in the investment fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

                                   ARTICLE VI
                   DETERMINATION AND DISTRIBUTION OF BENEFITS

         6.1      DETERMINATION OF BENEFITS UPON RETIREMENT

                  Every Participant may terminate his employment with the Employer and retire for the purposes hereof oil his Normal Retirement Date or Early Retirement Date. However, a Participant may postpone the termination of his employment with the Employer to a later date, in which event the participation of such Participant in the Plan, including the right to receive allocations pursuant to Section 4.4, shall continue until his Late Retirement Date. Upon a Participant's Retirement Date or attainment of his Normal Retirement Date without termination of employment with the Employer, or as soon thereafter as is practicable, the Trustee shall distribute, at the election of the Participant, all amounts credited to such Participant's Combined Account in accordance with Section 6.5.

         6.2      DETERMINATION OF BENEFITS UPON DEATH

                  This Section 6.2 describes the determination of benefits upon a Participant's death.

                           (a) Upon the death of a Participant before his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. The Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute the value of the deceased Participant's accounts to the Participant's Beneficiary.

                           (b) Upon the death of a Former Participant, the Administrator shall direct the Trustee, in accordance with the provisions of Sections 6.6 and 6.7, to distribute any remaining Vested amounts credited to the accounts of a deceased Former Participant to such Former Participant's Beneficiary.

                           (c) Any security interest held by the Plan by reason of an outstanding loan to the Participant or

                  Former Participant shall be taken into account in determining the amount of the death benefit.

                           (d) The Administrator may require such proper proof of death and such evidence of the right of any person to receive payment of the value of the account of a deceased Participant or Former Participant as the Administrator may deem desirable. The Administrator's determination of death and of the right of any person to receive payment shall be conclusive.

                           (e) The Beneficiary of the death benefit payable pursuant to this Section shall be the Participant's spouse. Except, however, the Participant may designate a Beneficiary other than the Participant's spouse if:

                                    (1)      the spouse has validly waived the
                           right to be the Participant's Beneficiary, or

                                    (2)      the Participant is legally
                           separated or has been abandoned (within the meaning of local law) and the Participant has a court order to such effect (and there is no "qualified domestic relations order" as defined in Act Section 206(d) which provides otherwise), or

                                    (3)      the Participant: has no spouse, or

                                    (4)      the spouse cannot be located.

                                    In such event, the designation of a
                  Beneficiary shall be made on a form satisfactory to the Administrator. A Participant may at any time revoke his designation of a Beneficiary or change his Beneficiary by filing written notice of the revocation or change with the Administrator. However, the Participant's spouse must again consent in writing to any change in Beneficiary. In the event no valid designation of Beneficiary exists at the time of the Participant's death, the death benefit shall be payable to his spouse.

                           (f) Any consent by the Participant's spouse to waive any rights to the death benefit must be in writing, must acknowledge the effect of the waiver, and be witnessed by a notary public. Further, the spouse's consent must be irrevocable and must acknowledge the specific nonspouse Beneficiary.

                           (g)      Notwithstanding the above provisions of this
                  Section 6.2, before the effective date of this amended and restated Plan, Section 6.2 of the pre-amended Plan controls with respect to distributions with an Annuity Starting Date that is earlier than the 90th day after the date the Participant is furnished a summary that reflects this amended
                  Section 6.2 and that satisfies the requirements of 29 C.F.R. 2520,104b-3 (relating to a summary of material modifications) for pension plans.

         6.3      DETERMINATION OF BENEFITS IN EVENT OF DISABILITY

                  In the event of a Participant's Total and Permanent Disability prior to his Retirement Date or other termination of his employment, all amounts credited to such Participant's Combined Account shall become fully Vested. In the event of a Participant's Total and Permanent Disability, the Trustee, in accordance with the provisions of Sections 6.5 and 6.7, shall distribute to such Participant all amounts credited to such Participant's Combined Account as though he had retired.

         6.4      DETERMINATION OF BENEFITS UPON TERMINATION

                           (a) If a Participant's employment with the Employer is terminated for any reason other than death. Total and Permanent Disability or retirement such Participant shall be entitled to such benefits as are provided hereinafter pursuant to this Section 6.4.

                                    Distribution of the funds due to a
                  Terminated Participant shall be made on the occurrence of an event which would result in the distribution had the Terminated Participant remained in the employ of the Employer (upon the Participant's death, Total and Permanent Disability, Early or Normal Retirement). However, at the election of the Participant, the Administrator shall direct the Trustee to cause the entire Vested portion of the Terminated Participant's Combined Account to be payable to such Terminated Participant. Any distribution under this paragraph shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

                                    The Administrator shall direct the Trustee
                  to cause the entire Vested benefit to be paid to such Participant in a single lump sum, if the value of a

                  Terminated Participant's Vested benefit derived from Employer and Employee contributions does not exceed $5,000 and the Participant has not commenced a periodic distribution form for which at least one scheduled periodic distribution is yet to be made.

                           (b) The Vested portion of any Participant's Account attributable to Employer discretionary contributions made pursuant to Section 4.1(d) shall be a percentage of the total of such amount credited to his Participant's Account determined on the basis of the Participant's number of whole years of his Period of Service according to the following schedule:

                                Vesting Schedule
                      Employer Discretionary Contributions

Periods of Service                        Percentage
Less than 3                                    0%
3                                             20%
4                                             40%
5                                             60%
6                                             80%
7                                            100%

                           (c) Notwithstanding the vesting schedule above, the Vested percentage of a Participant's Account shall not be less than the Vested percentage attained as of the later of the effective date or adoption date of this amendment and restatement.

                           (d) Notwithstanding the vesting schedule above, upon the complete discontinuance of the Employer contributions to the Plan or upon any full or partial termination of the Plan, all amounts credited to the account of any affected Participant shall become 100% Vested and shall not thereafter be subject to Forfeiture.

                           (e) Except as otherwise provided in this Section 6.4(e), a Participant with a Period of Service of at least three (3) whole years as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment and restatement. If a Participant fails to make such election, then such

                  Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of;

                                    (1)      the adoption date of the amendment,

                                    (2)      the effective date of the
                           amendment, or

                                    (3)      the date the Participant receives
                           written notice of the amendment from the Employer or Administrator.

                                    Except, however, any Employee who was a
                  Participant as of April 1, 2001, and who had completed a Period of Service of at least three (3) whole years at that time shall be subject to the following pre-amendment vesting schedules or additional vesting provision, to the extent applicable to the Participant, provided the schedule or additional vesting provision is more liberal than the new vesting schedule.

Pre-Amendment Vesting Schedule for Participants in this Plan
                  (participation determined as of March 31, 2001)

                           100% vested upon attainment of age 62

                           (f)      The computation of a Participant's
                  nonforfeitable percentage of his interest in the Plan shall not be reduced as the result of any direct or indirect amendment to this Plan. For this purpose, the Plan shall be treated as having been amended if the Plan provides for an automatic change in vesting due to a change in top heavy status. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three
                  (3) whole years of his Period of Service as of the expiration date of the election period may elect to have his nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

                                    (1)      the adoption date of the amendment,

                                    (2)      the effective date of the
                           amendment, or

                                    (3)      the date the Participant receives
                           written notice of the amendment from the Employer or Administrator.

                                    (g)(1)   If any Former Participant shall be
                  reemployed by the Employer before a 1-Year Break in Service occurs, he shall continue to participate in the Plan in the same manner as if such termination had not occurred.

                                    (2)      If any Former Participant shall be
                           reemployed by the Employer before five (5) consecutive 1-Year Breaks in Service, and such Former Participant had received, or was deemed to have received, a distribution of his entire Vested interest prior to his reemployment, his forfeited account shall be reinstated only if he repays the full amount distributed to him before the earlier of five (5) years after the first date on which the Participant is subsequently reemployed by the Employer or the close of the first period of five (5) consecutive 1-Year Breaks in Service commencing after the distribution, or in the event of a deemed distribution, upon the reemployment of such Former Participant. In the event the Former Participant does repay the full amount distributed to him, or in the event of a deemed distribution, the undistributed portion of the Participant's Account must be restored in frill, unadjusted by any gains or losses occurring subsequent to the Valuation Date coinciding with or preceding his termination. The source for such reinstatement shall first be any Forfeitures occurring during the year. If such source is insufficient, then the Employer shall contribute an amount which is sufficient to restore any such forfeited Accounts provided, however, that if a discretionary contribution is made for such year pursuant to Section 4.l(d), such contribution shall first be applied to restore any such Accounts and the remainder shall be allocated in accordance with
                           Section 4.4.

                                    (3)      If any Former Participant is
                           reemployed after a 1-Year Break in Service has occurred, Periods of Service shall include Periods of Service prior to his 1-Year Break in Service subject to the following rules:

                                             (i)      If a Former Participant
                                    has a 1-Year Break in Service, his prebreak and post-break service shall be used for computing Periods of Service for eligibility and for vesting purposes only after he has been employed for a Period of Service of one
                                    (1) year following the date of his
                                    reemployment with the Employer;

                                             (ii)     Any Former Participant who
                                    under the Plan does not have a
                                    nonforfeitable right to any interest in the Plan resulting from Employer contributions shall lose credits otherwise allowable under
                                    (i) above if his consecutive 1-Year Breaks in Service equal or exceed the greater of
                                    (A) five (5) or (B) the aggregate number of years of his pre-break Periods of Service;

                                             (iii)    After five (5) consecutive
                                    1-Year Breaks in Service, a Former
                                    Participant's Vested Account balance
                                    attributable to pre-break service shall not be increased as a result of post-break service;

                                             (iv)     If a Former Participant is
                                    reemployed by the Employer, he shall
                                    participate in the Plan immediately on his date of reemployment;

                                             (v)      If a Former Participant
                                    (a 1 -Year Break in Service previously
                                    occurred, but employment had not terminated) is credited with an Hour of Service after the first eligibility computation period in which he incurs a 1 -Year Break in Service, he shall participate in the Plan immediately.

         6.5      DISTRIBUTION OF BENEFITS

                           (a) The Administrator, pursuant to the election of the Participant, shall direct the Trustee to distribute to a Participant or his Beneficiary any amount to which he is entitled under the Plan in one or more of the following methods: one lump-sum payment in cash or, to the extent of any whole units of Sponsor or Employer securities held in the Participant's account at the time of distribution, in the form of Sponsor or Employer securities.

                           (b) Any distribution to a Participant who has a Vested benefit which exceeds $5,000 shall require the Participant's consent if the distribution occurs prior to the later of his Normal Retirement Age or age 62. With regard to this required consent:

                                    (1)      The Participant must be informed of
                           his right to defer receipt of the distribution. If a Participant fails to affirmatively consent, it shall be deemed an election to defer the distribution of any benefit.

                                    (2)      Except as provided in Section
                           6.5(b)(5), notice of the rights specified under this paragraph shall be provided no less than 30 days and no more than 90 days before the Annuity Starting Date.

                                    (3)      Consent of the Participant to the
                           distribution must not be made before the Participant receives the notice and must not be made more than 90 days before the Annuity Starting Date.

                                    (4)      No consent shall be valid if a
                           significant detriment is imposed under the Plan on any Participant who does not consent to the distribution.

                                    (5)      The Annuity Starting Date for a
                           distribution may be less than 30 days after receipt of the written explanation described above, provided that:

                                             (i)      the Administrator clearly
                                    informs the Participant that the Participant has a right to a period of 30 days after receiving the notice to consider whether to defer the receipt of the distribution,

                                             (ii)     the Participant is
                                    permitted to revoke an affirmative
                                    distribution election at least until the Annuity Starting Date, or, if later, at any time prior to the expiration of the 7-day period that begins the day after the written explanation of the right to defer the receipt of the distribution is provided to the Participant, and

                                             (iii)    the Annuity Starting Date
                                    is a date after the date that the written explanation was provided to the Participant.

                                    (6)      Notwithstanding Section
                           6.5(b)(5)(iii), the Annuity Starting Date may be a date prior to the date the written explanation is provided to the Participant if the distribution does not occur until at least 30 days after the written explanation is provided, subject to the waiver of the 30-day period as provided for above.

                           (c) If a distribution is made at a time when a Participant is not fully Vested in his Participant's Account and the Participant may increase the Vested percentage in such account:

                                    (1)      a separate account shall be
                           established for the Participant's interest in the Plan as of the time of the distribution; and

                                    (2)      at any relevant time, the
                           Participant's Vested portion of the separate account shall be equal to an amount ("XI") determined by the formula:

                           X equals P(AB plus R x D)) - R x D)

                           For purposes of applying the formula: P is the Vested percentage at the relevant time, AB is the account balance at the relevant time, D is the amount of distribution, and R is the ratio of the account balance at the relevant time to the account balance after distribution.

                           (d)      Notwithstanding the above provisions of this
                  Section 6.5, before the effective date of this amended and restated Plan, Section 6.5 of the pre-amended Plan controls with respect to distributions with an Annuity Starting Date that is earlier than the 90th day after the date the Participant is furnished a summary that reflects this amended
                  Section 6.5 and that satisfies the requirements of 29 C.F.R. 2520. 104b-3 (relating to a summary of material modifications) for pension plans.

         6.6      DISTRIBUTION OF BENEFITS UPON DEATH

                           (a) The Administrator, pursuant to the election of the Participant's Beneficiary, shall direct the Trustee to distribute to the Beneficiary any amount payable pursuant to
                  Section 6.2 in one or more of the following methods: one lump-sum payment in cash or, to the extent of any whole units of Sponsor or Employer securities held in the Participant's account at the time of distribution, in the form of Sponsor or Employer securities, subject to the rules of Section 6.6(b).

                           (b) Notwithstanding any provision in the Plan to the contrary, distributions upon the death of a Participant shall be made in accordance with the following requirements. If it is determined pursuant to Regulations that the distribution of a Participant's interest has been elected and the Participant dies before his entire interest has been distributed to him, the remaining portion of such interest shall be distributed to the Participant's Beneficiary in the method of distribution selected by the Participant pursuant to
                  Section 6.5 as of his date of death. If a Participant dies before he has elected to receive any distributions of his interest under the Plan or before distributions are deemed to have begun pursuant to Regulations, then his death benefit shall be distributed to his Beneficiary by December 31st of the calendar year following the calendar year in which the date of death occurs.

                           (c)      Notwithstanding the above provisions of this
                  Section 6.6, before the effective date of this amended and restated Plan, Section 6.6 of the pre-amended Plan controls with respect to distributions with an Annuity Starting Date that is earlier than the 90th day after the date the Participant is furnished a summary that reflects this amended
                  Section 6.6 and that satisfies the requirements of 29 C.F.R. 2520.104b-3 (relating to a summary of material modifications) for pension plans.

         6.7      TIME OF SEGREGATION OR DISTRIBUTION

                  Except as limited by Sections 6.5 and 6.6, whenever the Trustee is to make a distribution or to commence a series of payments the distribution may be made or begun as soon as is practicable. However, unless a Former Participant elects in writing to defer the receipt of benefits (such election may not result in a death benefit that is more than incidental), the payment of benefits shall begin not later than the 60th day after the close of the Plan Year in which the latest of the following events occurs: (a) the date on which the Participant attains the earlier of age 65 or the Normal Retirement Age specified herein; (b) the 10th anniversary of the year in which the Participant commenced participation in the Plan; or (c) the date the Participant terminates his service with the Employer.

         6.8      DISTRIBUTION FOR MINOR BENEFICIARY

                  In the event a distribution is to be made to a minor, then the Administrator may direct that such distribution be paid to the legal guardian, or if none, to a parent of such Beneficiary or a responsible adult with whom the Beneficiary maintains his residence, or to the custodian for such Beneficiary under the Uniform Transfer to Minors Act, Uniform Gift to Minors Act or Gift to Minors Act, if such is permitted by the laws of the jurisdiction in which said Beneficiary resides. Such a payment to the legal guardian, custodian or parent of a minor Beneficiary shall fully discharge the Trustee, Sponsor, Employer, and Plan from further liability on account thereof.

         6.9      LOCATION OF PARTICIPANT OR BENEFICIARY UNKNOWN

                  If all, or any portion, of the distribution payable to a Participant or his Beneficiary hereunder shall, at the later of the Participant's attainment of age 62 or his Normal Retirement Age, remain unpaid solely by reason of the inability of the Administrator, after sending a registered letter, return receipt requested, to the last known address, and after further diligent effort, to ascertain the whereabouts of the Participant or his Beneficiary, the amount so distributable shall be treated as a Forfeiture pursuant to the Plan. In the event a Participant or Beneficiary is located subsequent to his benefit being reallocated, the benefit shall be restored unadjusted for earnings or losses and shall not count as an Annual Addition under Section 415 of the Code.

         6.10     PRE-RETIREMENT DISTRIBUTION

                           (a) Prior to termination of employment with the Employer or Affiliated Employer, if a Participant shall have attained the age of 59 1/2 years, the Administrator, at the election of the Participant, shall direct the Trustee to distribute all or a portion of the vested amount then credited to the accounts maintained on behalf of the Participant. If the Administrator makes such a distribution, the Participant shall continue to be

                                    (3)      Payment of tuition, related
                           educational fees, and room and board expenses for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents; or

                                    (4)      Payments necessary to prevent the
                           eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

                           (b) No distribution shall be made pursuant to this Section unless the Administrator, based upon the Participant's representation and such other facts as are known to the Administrator, determines that all of the following conditions are satisfied:

                                    (1)      The distribution is not in excess
                           of the amount of the immediate and heavy financial need of the Participant. The amount of the immediate and heavy financial need may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                                    (2)      The Participant has obtained all
                           distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer;

                                    (3)      The Plan, and all other plans
                           maintained by the Employer, provide that the Participant's elective deferrals and voluntary Employee contributions will be suspended for at least twelve (12) months after receipt of the hardship distribution or, the Participant, pursuant to a legally enforceable agreement, will suspend his elective deferrals and voluntary Employee contributions to the Plan and all other plans maintained by the Employer for at least twelve (12) months after receipt of the hardship distribution; and

                                    (4)      The Plan, and all other plans
                           maintained by the Employer provide that the Participant may not make elective deferrals for the Participant's taxable year immediately following the taxable year of the hardship distribution in excess of the applicable limit under PR-Code Section 1165(e)(7) for such next taxable year less the amount of such Participant's elective deferrals for the taxable year of the hardship distribution.

                           (c) Notwithstanding the above, distributions from the Participant's Elective Account pursuant to this Section shall be limited, as of the date of distribution, to the Participant's Elective Account as of the end of the last Plan Year ending before July 1, 1989, plus the total Participant's Deferred Compensation after such date, reduced by the amount of any previous distributions from that account pursuant to this Section and Section 6.10.

                           (d) Any distribution made pursuant to this Section shall be made in a manner which is consistent with and satisfies the provisions of Section 6.5, including, but not limited to, all notice and consent requirements of Code Sections 417 and 411(a)(11) and the Regulations thereunder.

                           (e) If a Participant requests a withdrawal under this Section, the Participant's Voluntary Contribution Account, if any, a Participant may withdraw part or all of the accumulated income, gains and losses on the Participant's Voluntary Contribution Account not previously withdrawn.

         6.12     QUALIFIED DOMESTIC RELATIONS ORDER DISTRIBUTION

                  All rights and benefits, including elections, provided to a Participant in this Plan shall be subject to the rights afforded to any "alternate payee" under a "qualified domestic relations order." Furthermore, a distribution to an "alternate payee" shall be permitted if such distribution is authorized by a "qualified domestic relations order," even if the affected Participant has not separated from service and has not reached the "earliest retirement age" under the Plan. For the purposes of this Section, "alternate payee," "qualified domestic relations order" and "earliest retirement age," shall have the meaning set forth under ERISA Section 206(d).

         6.13     DIRECT ROLLOVER

                           (a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributes may elect, at the time and in the manner prescribed by the Administrator, to have all of the balance to the credit of the distributee that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

                           (b) For purposes of this Section the following definitions shall apply:

                                    (1)      An eligible retirement plan is an
                           individual retirement account described in PR-Code
                           Section 1169 or a qualified trust described in PR-Code Section 1165(a), that accepts the distributee's eligible rollover distribution.

                                    (2)      A distributee includes an Employee
                           or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Act Section 206 (d), are distributees with regard to the interest of the spouse or former spouse.

                                    (3)      A direct rollover is a payment by
                           the Plan to the eligible retirement plan specified by the distributee.

                                   ARTICLE VII
                    AMENDMENT, TERMINATION, MERGERS AND LOANS

         7.1      AMENDMENT

                           (a) The Sponsor shall have the right at any time, and without the consent of the Employer, to amend the Plan, subject to the limitations of this Section. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the Trust provisions contained herein are a part of the Plan and the amendment affects the duties of the Trustee hereunder.

                           (b) No amendment to the Plan shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates: or causes any reduction in the amount credited to the account of any Participant; or causes or permits any portion of the Trust Fund to revert to or become property of the Employer.

                           (c) Except as permitted by Regulations, no Plan amendment or transaction having the effect of a Plan amendment (such as a merger, plan transfer or similar transaction) shall be effective to the extent it eliminates or reduces any "Act
                  Section 204(g) protected benefit" or adds or modifies conditions relating to "Act Section 204(g) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the adoption date or effective date of the amendment. "Act Section 204(g) protected benefits" are benefits described in Act Section 204(g), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

         7.2      TERMINATION

                           (a) The Sponsor shall have the right at any time, and without the consent of the Employer, to terminate the Plan by delivering to the Trustee and Administrator written notice of such termination. Upon any full or partial termination, all amounts credited to the affected Participants' Combined Accounts shall become 100% Vested as provided in Section 6.4 and shall not thereafter be subject to forfeiture, and all unallocated amounts shall be allocated to the accounts of all Participants in accordance with the provisions hereof

                           (b) Upon the full termination of the Plan, the Sponsor shall direct the distribution of the assets of the Trust Fund to Participants in a manner which is consistent with and satisfies the provisions of Section 6.5. Distributions to a Participant shall be made in cash or, to the extent of any whole units of Sponsor or Employer securities held in the Participant's account at the time of distribution, in the form of Sponsor or Employer securities, or through the purchase of irrevocable nontransferable deferred commitments from an insurer. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Act Section 204(g) protected benefits" in accordance with Section 7.1(c).

         7.3      MERGER OR CONSOLIDATION

                  This Plan may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other plan and trust only if the benefits which would be received by a Participant of this Plan, in the event of a termination of the plan immediately after such transfer, merger or consolidation, are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Act Section 204(g) protected benefits" in accordance with Section 7.1(c).

         7.4      LOANS TO PARTICIPANTS

                           (a)      The Trustee may, in the Trustee's
                  discretion, make loans to Participants and Beneficiaries under the following circumstances: (1) loans shall be made available to all Participants and Beneficiaries on a reasonably equivalent basis; (2) loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants and Beneficiaries;
                  (3) loans shall bear a reasonable rate of interest; (4) loans shall be adequately secured; and (5) shall provide for repayment over a reasonable period of time.

                           (b) Loans made pursuant to this Section (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                                    (1)      $50,000 reduced by the excess (if
                           any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                                    (2)      one-half (1/2) of the present value
                           of the non-forfeitable accrued benefit of the Participant under the Plan.

                                             For purposes of this limit, all
                  plans of the Employer shall be considered one plan.

                           (c) Loans shall provide for level amortization with payments to be made not less frequently than quarterly over a period not to exceed five (5) years. However, loans used to acquire any dwelling unit which, within a reasonable time, is to be used (determined at the time the loan is made) as a principal residence of the Participant shall provide for periodic repayment over a reasonable period of time that may exceed five (5) years. For this purpose, a principal residence has the same meaning as a principal residence under Code Section 1034. Loan repayments will be suspended under this Plan as permitted under Code Section 414(u)(4).

                           (d) Any loans granted or renewed shall be made pursuant to a Participant loan program. The Participant loan program is contained in Article X, which is attached hereto and hereby incorporated by reference and made a part of the Plan.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1      PARTICIPANT'S RIGHTS

                  This Plan shall not be deemed to constitute a contract between the Employer and any Participant or to be a consideration or an inducement for the employment of any Participant or Employee. Nothing contained in this Plan shall be deemed to give any Participant or Employee the right to be retained in the service of the Employer or to interfere with the right of the Employer to discharge any Participant or Employee at any time regardless of the effect which such discharge shall have upon him as a Participant of this Plan.

         8.2      ALIENATION

                           (a) Subject to the exceptions provided below, no benefit which shall be payable out of the Trust Fund to any person (including a Participant or his Beneficiary) shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber, or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements, or torts of any such person, nor shall it be subject to attachment or legal process for or against such person, and the same shall not be recognized by the Trustee, except to such extent as may be required by law.

                           (b) This provision shall not apply to the extent a Participant or Beneficiary is indebted to the Plan, as a result of a loan from the Plan. At the time a distribution is to be made to or for a Participant's or Beneficiary's benefit, such proportion of the amount distributed as shall equal such loan indebtedness shall be paid by the Trustee to the Trustee or the Administrator, at the direction of the Administrator, to apply against or discharge such loan indebtedness. Prior to making a payment, however, the Participant or Beneficiary must be given written notice by the Administrator that such loan indebtedness is to be so paid in whole or part from his Participant's Combined Account. If the Participant or Beneficiary does not agree that the loan indebtedness is a valid claim against his Vested Participant's Combined Account, he shall be entitled to a review of the validity of the claim in accordance with procedures provided in Sections 2.7 and 2.8.

                           (c)      This provision shall not apply to a
                  "qualified domestic relations order" defined in ERISA Section 206(d)), and those other domestic relations orders permitted to be so treated by the Administrator under the provisions of the Retirement Equity Act of 1984. The Administrator shall establish a written procedure to determine the qualified status of domestic relations orders and to administer distributions under such qualified orders. Further, to the extent provided under a "qualified domestic relations order," a former spouse of a Participant shall be treated as the spouse or surviving spouse for all purposes under the Plan.

                           (d) This provision shall not apply to an offset to a Participant's accrued benefit against an amount that the Participant is ordered or required to pay the Plan with respect to a judgment, order, or decree issued, or a settlement entered into, on or after August 5, 1997, in accordance with Code Sections 401(a)(13)(C) and (D).

         8.3      CONSTRUCTION OF PLAN

                  This Plan shall be construed and enforced according to the Act and the laws of Puerto Rico, other than its laws respecting choice of law, to the extent not preempted by the Act.

         8.4      GENDER AND NUMBER

                  Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

         8.5      LEGAL ACTION

                  In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Sponsor, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Sponsor, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

         8.6      PROHIBITION AGAINST DIVERSION OF FUNDS

                           (a) Except as provided below and otherwise specifically permitted by law, it shall be impossible by operation of the Plan or of the Trust, by termination of either, by power of revocation or amendment, by the happening of any contingency, by collateral arrangement or by any other means, for any part of the corpus or income of any trust fund maintained pursuant to the Plan or any funds contributed thereto to be used for, or diverted to, purposes other than the exclusive benefit of Participants, Retired Participants, or their Beneficiaries.

                           (b) In the event the Employer shall make an excessive contribution under a mistake of fact pursuant to Act Section 403(c)(2)(A), the Employer may demand repayment of such excessive contribution at any time within one (1) year following the time of payment and the

                  Trustees shall return such amount to the Employer within the one (1) year period. Earnings of the Plan attributable to the excess contributions may not be returned to the Employer but any losses attributable thereto must reduce the amount so returned.

         8.7      BONDING

                  Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled daring the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(21)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Sponsor.

         8.8      SPONSORS, EMPLOYER'S AND TRUSTEE'S PROTECTIVE CLAUSE

                  Neither the Sponsor, the Employer, the Administrator, nor the Trustee, nor their successors shall be responsible for the validity of any Contract issued hereunder or for the failure on the part of the insurer to make payments provided by any such Contract, or for the action of any person which may delay payment or render a Contract null and void or unenforceable in whole or in part.

         8.9      INSURER'S PROTECTIVE CLAUSE

                  Any insurer who shall issue Contracts hereunder shall not have any responsibility for the validity of this Plan or for the tax or legal aspects of this Plan. The insurer shall be protected and held harmless in acting in accordance with any written direction of the Trustee, and shall have no duty to see to the application of any funds paid to the Trustee, nor be required to question any actions directed by the Trustee. Regardless of any provision of this Plan, the insurer shall not be required to take or permit any action or allow any benefit or privilege contrary to the terms of any Contract which it issues hereunder, or the rules of the insurer.

         8.10     RECEIPT AND RELEASE FOR PAYMENTS

                  Any payment to any Participant, his legal representative, Beneficiary, or to any guardian or committee appointed for such Participant or Beneficiary in accordance with the provisions of the Plan, shall, to the extent thereof, be in full satisfaction of all claims hereunder against the Trustee, the Sponsor, and the Employer, each of whom may require such Participant, legal representative, Beneficiary, guardian or committee, as a condition precedent to such payment, to execute a receipt and release thereof in such form as shall be determined by the Trustee, Sponsor or Employer.

         8.11     ACTION BY THE SPONSOR OR EMPLOYER

                  Whenever the Sponsor or the Employer under the terms of the Plan is permitted or required to do or perform any act or matter or thing, it shall be done and performed by a person duly authorized by its legally constituted authority.

         8.12     NAMED FIDUCIARIES AND ALLOCATION OF RESPONSIBILITY

                  The "named Fiduciaries" of this Plan are (1) the Sponsor, (2) the Employer, (3) the Administrator and (4) the Trustee. The named Fiduciaries shall have only those specific powers, duties, responsibilities, and obligations as are specifically given them under the Plan or as accepted by or assigned to them pursuant to any procedure provided under the Plan, including but not limited to any agreement allocating or delegating their responsibilities, the terms of which are incorporated herein by reference. In general, unless otherwise indicated herein or pursuant to such agreements, the Sponsor shall have the duties specified in Article II hereof as the same may be allocated or delegated thereunder; and shall have the authority to appoint and remove the Trustee and the Administrator; to formulate the Plan's "funding policy and method"; and to amend or terminate, in whole or in part, the Plan. The Employer shall have the sole responsibility for making the contributions provided for under Section 4.1. The Administrator shall have the responsibility for the administration of the Plan, including but not limited to the items specified in
Article II of the Plan, as the same may be allocated or delegated thereunder. The Administrator shall act as the named Fiduciary responsible for communicating with the Participant according to the Participant Direction Procedures. The Trustee shall have the responsibility of management and control of the assets held under the Trust, except to the extent directed pursuant to Article II or with respect to those assets, the management of which has been assigned to an Investment Manager, who shall be solely responsible for the management of the assets assigned to it, all as specifically provided in the Plan and any agreement with the Trustee. Each named Fiduciary warrants that any directions given, information furnished, or action taken by it shall be in accordance with the provisions of the Plan, authorizing or providing for such direction, information or action. Furthermore, each named Fiduciary may rely upon any such direction, information or action of another named Fiduciary as being proper under the Plan, and is not required under the Plan to inquire into the propriety of any such direction, information or action. It is intended under the Plan that each named Fiduciary shall be responsible for the proper exercise of its own powers, duties, responsibilities and obligations under the Plan as specified or allocated herein. No named Fiduciary shall guarantee the Trust Fund in any manner against investment loss or depreciation in asset value. Any person or group may serve in more than one Fiduciary capacity. In the furtherance of their responsibilities hereunder, the "named Fiduciaries" shall be empowered to interpret the Plan and Trust and to resolve ambiguities, inconsistencies and omissions, which findings shall be binding, final and conclusive.

         8.13     HEADINGS

                  The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

         8.14     APPROVAL BY TAXING AUTHORITY

                           (a) Notwithstanding anything herein to the contrary, contributions to this Plan are conditioned upon the initial qualification of the Plan under applicable law. If the Plan receives an adverse determination with respect to its initial qualification, then the Plan may return such contributions to the Employer within one year after such determination, provided the application for the determination is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan was adopted, or such later date as may be legally prescribed.

                           (b) Notwithstanding any provisions to the contrary, except Sections 3.5 and 3.6, any contribution by the Employer to the Trust Fund is conditioned upon the deductibility of the contribution by the Employer under applicable law and, to the extent any such deduction is disallowed, the Employer may, within one (1) year following the disallowance of the deduction, demand repayment of such disallowed contribution and the Trustee shall return such contribution within one (1) year following the disallowance. Earnings of the Plan attributable to the excess contribution may not be returned to the Employer, but any losses attributable thereto must reduce the amount so returned.

         8.15     UNIFORMITY

                  All provisions of this Plan shall be interpreted and applied in a uniform, nondiscriminatory manner. In the event of any conflict between the terms of this Plan and any Contract purchased hereunder, the Plan provisions shall control.

                                   ARTICLE IX
                            PARTICIPATING EMPLOYERS

         9.1      ADOPTION BY OTHER EMPLOYERS

                  Notwithstanding anything herein to the contrary, with the consent of the Sponsor and Trustee, any other corporation or entity, whether an affiliate or subsidiary or not, may adopt this Plan and all of the provisions hereof, and participate herein and be known as a Participating Employer, by a properly executed document evidencing said intent and will of such Participating Employer. A list of Participating Employers is attached hereto as Schedule 9.1.

          9.2     REQUIREMENTS OF PARTICIPATING EMPLOYERS

                           (a) Each such Participating Employer shall be required to use the same Trustee as provided in this Plan.

                           (b) The Trustee may, but shall not be required to, commingle, hold and invest as one Trust Fund all contributions made by Participating Employers, as well as all increments thereof. However, the assets of the Plan shall, on an ongoing basis, he available to pay benefits to all Participants and Beneficiaries under the Plan without regard to the Employer or Participating Employer who contributed such assets.

                           (c) The transfer of any Participant from or to an Employer participating in this Plan, whether he be an Employee of the Employer or a Participating Employer, shall not affect such Participant's rights under the Plan, and all amounts credited to such Participant's Combined Account as well as his accumulated service time with the transferor or predecessor, and his length of participation in the Plan, shall continue to his credit.

                           (d)      All rights and values forfeited by
                  termination of employment shall inure only to the benefit of the Participants of the Employer or Participating Employer by which the forfeiting Participant was employed.

                           (e) Any expenses of the Trust which are to be paid by the Employer or borne by the Trust Fund shall be paid by each participating Employer in the same proportion that the total amount standing to the credit of all Participants employed by such Employer bears to the total standing to the credit of all Participants.

         9.3      DESIGNATION OF AGENT

                  Each Participating Employer shall be deemed to be a party to this Plan; provided, however, that with respect to all of its relations with the Trustee and Administrator for the purpose of this Plan, each Participating Employer shall be deemed to have designated irrevocably the Sponsor as its agent. Unless the context of the Plan clearly indicates the contrary, the word "Employer" shall be deemed to include each Participating Employer as related to its adoption of the Plan.

         9.4      EMPLOYEE TRANSFERS

                  It is anticipated that an Employee may be transferred between Participating Employers, and in the event of any such transfer, the Employee involved shall carry with him his accumulated service and eligibility. No such transfer shall effect a termination of employment hereunder, and the Participating Employer to which the Employee is transferred shall thereupon become obligated hereunder with respect to such Employee in the same manner as was the Participating Employer from whom the Employee was transferred.

         9.5      PARTICIPATING EMPLOYER CONTRIBUTION

                  All discretionary contributions made by a Participating Employer under Section 4.1(d), shall be determined separately by each Participating Employer, and shall be allocated only among the Participants eligible to share of the Employer or Participating Employer making the contribution On the basis of the information furnished by the Administrator, the Trustee shall keep separate books and records concerning the affairs of each Participating. Employer hereunder and as to the accounts and credits of the Employees of each Participating Employer. The Trustee may, but need not, register Contracts so as to evidence that a particular Participating Employer is the interested Employer hereunder, but in the event of an Employee transfer from one Participating Employer to another, the employing Employer shall immediately notify the Trustee thereof.

         9.6      AMENDMENT

                  The Sponsor may amend this Plan at any time, including any time when there shall be a Participation Employer hereunder, with the consent of the Trustee where such consent is necessary in accordance with the terms of this Plan. No consent of a Participating Employer shall be required.

         9.7      DISCONTINUANCE OF PARTICIPATION

                  Any Participating Employer shall be permitted to discontinue or revoke its participation in the Plan. At the time of any such discontinuance or revocation, satisfactory evidence thereof and of any applicable conditions imposed shall be delivered to the Trustee. The Trustee shall thereafter transfer, deliver and assign Contracts and other Trust Fund assets allocable to the Participants of such Participating Employer to such new Trustee as shall have been designated by such Participating Employer, in the event that it has established a separate pension plan for its Employees, provided however, that no such transfer shall be made if the result is the elimination or reduction of any Act Section 411(d)(6) protected benefits in accordance with Section
7.1(c). If no successor is designated, the Trustee shall retain such assets for the Employees of said Participating Employer pursuant to the provisions of the Trust In no such event shall any part of the corpus or income of the Trust as it relates to such Participating Employer be used for or diverted to purposes other than for the exclusive benefit of the Employees of such Participating Employer.

         9.8      ADMINISTRATOR'S AUTHORITY

                  The Administrator shall have authority to make any and all necessary rules or regulations, binding upon all Participating Employers and all Participants, to effectuate the purpose of this Article.

         IN WITNESS WHEREOF, this Plan has been executed the day and year first above written.

                                             MYLAN LABORATORIES INC.

                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------

                                                 ATTEST

                                             MYLAN, INC.

                                             By: /s/ [ILLEGIBLE]
                                                 -------------------------

                                                 ATTEST

                                    ARTICLE X

                            PARTICIPANT LOAN PROGRAM

              [ MUST BE MODIFIED AFTER ARRANGEMENTS ARE FINALIZED ]

(1) American Express Trust Company, as Recordkeeper, is authorized to administer the Participant Loan Program

(2) A Participant may apply for a loan by contacting Mylan Profit Sharing 401(k) Services at 1-877-585-4015 or by logging on to the Web sit at www.americanexpress.com40l(k). Necessary loan request forms will be provided. Loans are available only to address immediate and heavy financial needs as described in the Plan, including the acquisition of the Participant's principal residence. A Participant must provide the following documentation with the loan request:

                  Principal Residence Loan. Copy of signed purchase agreement for the Participant's primary residence.

                  Other Hardship Loan. Evidence of Hardship, including copies of (i) medical bills, (ii) eviction or foreclosure notice, or (iii) tuition bills that are due for the next 12 months.

         There is a $50 fee for each loan. The fee will be deducted from the proceeds of the loan.

(3) Loans shall be made available to all active Participants on a reasonably equivalent basis. Certain employees identified as having potential access information implicating securities laws, however, will be notified by the Employer and will be subject to additional loan restrictions which will be provided when the Participant applies. Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other Participants. Unless additional restrictions apply, loans generally will be limited to the maximum permitted under Section 7.4 of the Plan. That Section provides that loans (when added to the outstanding balance of all other loans made by the Plan to the Participant) shall be limited to the lesser of:

                  (i) $50,000 reduced by the excess (if any) of the highest outstanding balance of loans from the Plan to the Participant during the one year period ending on the day before the date on which such loan is made, over the outstanding balance of loans from the Plan to the Participant on the date on which such loan was made, or

                  (ii) one-half (1/2) of the present value of the non-forfeitable accrued benefit of the Participant under the Plan.

         If a Participant requests the maximum amount available, market changes may cause the available amount to change, up or down, from the time the request is sent until it is received and processed.

         For purposes of this limit, all plans of the Employer shall be considered one plan. Loans must be for a minimum of $1,000.

         Only active employees will be permitted to obtain a loan from the Plan.

(4) Loans shall bear a reasonable rate of interest. The reasonable rate of interest determined at the time of the loan, will be equal to the prime rate plus 1% as stated in the Wall Street Journal, determined as of the first business day of the month during which the loan is requested. The rate may be adjusted for the then current monthly rate if there is a greater than 30 day interval between the request for loan forms and the submittal of the loan request forms to American Express Trust Company.

(5) Loans shall be adequately secured. All loans will be secured solely by 50% of the Participant's vested account balance.

(6) A Participant's loans must be repaid upon the Participant's termination of employment for any reason including the Participant's death, retirement or disability. A loan will be deemed in default when the Participant fails to repay an installment when due. Loan repayments may stop, however, for up to 12 months while a Participant is on a leave of absence. A Participant must make arrangements to bring the loan current upon a return to work. The outstanding loan balance on a loan which is in default will be considered a taxable distribution at the latest date permitted under law.

(7) A Participant is limited to one loan for the acquisition of a principal residence and one other hardship loan at any time.

(8) Loan payments begin no sooner than the first payday following 30 days of when the Participant requests a loan. Payments continue through after-tax payroll deductions until the loan is repaid. A Participant may pay off a loan in full at any time by cashier's check, certified check or money order. Partial pre-payment is not allowed.

                                  SCHEDULE 10.1
                             PARTICIPATING EMPLOYERS

1.       Mylan Caribe Inc.